UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. )

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Jason Industries, Inc.
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NOTICE OF ANNUAL MEETING
AND
PROXY STATEMENT

Jason Industries, Inc.
411 East Wisconsin Avenue
Suite 2100
Milwaukee, WI 53202
(414) 277-9300

April 13, 2016
Dear Fellow Stockholder:

On behalf of the Board of Directors and management of Jason Industries, Inc., we cordially invite you to attend the 2016 Annual Meeting of Stockholders, which will be held as a virtual meeting at 10:00 a.m., Central Daylight Time, on Wednesday, May 25, 2016. You may attend the Annual Meeting, vote and submit a question during the meeting by visiting http://www.virtualshareholdermeeting.com/JASN2016. You will need to provide your control number found on your proxy card.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business that will be conducted at the Annual Meeting. Once the business of the Annual Meeting concludes, we will address any stockholder questions.

We sincerely hope you will be able to attend our Annual Meeting. However, whether or not you attend, it is important that you vote your shares. If you own shares through a broker, bank or other nominee, please vote your shares by providing your broker, bank or nominee with your voting instructions.

Thank you for your continued support of Jason Industries, Inc.

Sincerely yours,

Jeffry N. Quinn Chairman of the Board and Chief Executive Officer

411 East Wisconsin Avenue
Suite 2100
Milwaukee, WI 53202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2016 Annual Meeting of Stockholders of Jason Industries, Inc. will be held as a virtual meeting at http://www.virtualshareholdermeeting.com/JASN2016 on Wednesday, May 25, 2016, at 10:00 a.m., Central Daylight Time, for the following purposes:

1. To elect the two directors nominated by the Board of Directors to the Board of Directors to each serve a three year term expiring at the 2019 Annual Meeting;
2. To approve, by advisory vote, the compensation of our named executive officers;
3. To ratify the selection of PricewaterhouseCoopers LLP, as Jason Industries, Inc.’s independent registered public accounting firm, for the fiscal year ending December 31, 2016; and
4. To take action upon any other business as may properly come before the 2016 Annual Meeting and any adjournments or postponements of that meeting.

The Board of Directors recommends a vote FOR items 1, 2 and 3. The Board of Directors or proxy holders will use their discretion on other matters that may arise at the 2016 Annual Meeting.

The Board of Directors fixed the close of business on March 28, 2016 as the record date for determining stockholders entitled to notice of and to vote at the 2016 Annual Meeting and any adjournments or postponements of that meeting.

By Order of the Board of Directors, Jason Industries, Inc.

Thomas L. Doerr, Jr. Vice President, General Counsel and Secretary
Milwaukee, Wisconsin
April 13, 2016

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to be Held on May 25, 2016

The Proxy Statement and our 2015 Annual Report on Form 10-K are available at http://www.proxyvote.com.

Pursuant to rules of the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet.

Although you can vote at the Annual Meeting, we urge you to submit your proxy as soon as possible. If the records of our transfer agent, Continental Stock Transfer & Trust Company, show that you own shares in your name, you can submit your proxy for those shares by using the toll-free telephone number or the website address provided in the Proxy Statement. Alternatively, you can mark your votes on the proxy card we have enclosed, sign and date it, and mail it in the postage-paid envelope we have provided. Instructions for using these convenient services are set forth on the proxy card.

If you own shares in street name, we encourage you to provide voting instructions to your bank, broker or other nominee. Street name holders may also vote by telephone or the Internet if their bank, broker or other nominee make those methods available, in which case the bank, broker or other nominee will enclose the instructions along with the Proxy Statement. Street name holders who wish to vote at the Annual Meeting will not be able to do so unless they obtain a proxy issued in their name from their broker, bank or other nominee in advance of the meeting, or otherwise follow the instructions provided by their bank, broker or other nominee.

PROXY STATEMENT

Jason Industries, Inc.
411 East Wisconsin Avenue
Suite 2100
Milwaukee, WI 53202
(414) 277-9300

April 13, 2016

PROXY STATEMENT

The Board of Directors of Jason Industries, Inc. requests the proxy accompanying this Proxy Statement for use at the 2016 Annual Meeting of Stockholders, which will be held as a virtual meeting on May 25, 2016, and at any adjournment or postponement of the meeting (the “Annual Meeting”). We first sent proxy materials to stockholders, and posted such materials on the Internet, on or about April 13, 2016.

On June 30, 2014, the Company (formerly known as Quinpario Acquisition Corp.) consummated a transaction with Jason Partners Holdings Inc. (“Holdings”), the indirect majority owner of Jason Incorporated (the “Business Combination”). In connection with the Business Combination, the Company changed its name from Quinpario Acquisition Corp. to Jason Industries, Inc. Unless otherwise indicated, as used in this Proxy Statement, “we,” “our,” “us,” the “Company” or “Jason” refer to Jason Industries, Inc.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Q:	What Is the Purpose of the Annual Meeting?

A:
(1) To elect the two directors nominated by the Board of Directors to the Board of Directors to each serve a three year term expiring at the 2019 Annual Meeting; (2) to approve, by advisory vote, the compensation of our named executive officers; (3) to ratify the selection of PricewaterhouseCoopers LLP, as the Company's independent registered public accounting firm, for the fiscal year ending December 31, 2016; and (4) to take action upon any other business as may properly come before the Annual Meeting and any adjournments or postponements of the meeting. The Notice of Annual Meeting of Stockholders and this Proxy Statement describe these matters in more detail.

Q:	Who Can Attend the Annual Meeting?

A:
All stockholders of the Company, or individuals that stockholders have duly appointed as their proxies, may attend the Annual Meeting by visiting http://www.virtualshareholdermeeting.com/JASN2016. Appointing a proxy in response to this request will not affect a stockholder’s right to attend the virtual Annual Meeting.

Q:	What do I need to do to attend the Annual Meeting?

A:	To attend the virtual Annual Meeting, please follow these instructions:

•
If shares you own are registered in your name, you may attend the virtual Annual Meeting by visiting http://www.virtualshareholdermeeting.com/JASN2016 and by providing your control number found on your proxy card; or

•
If you hold your shares in “street name” (that is, through a broker, bank or other nominee), you must first obtain a proxy issued in your name from your broker, bank or other nominee before attending the virtual Annual Meeting at http://www.virtualshareholdermeeting.com/JASN2016. You will need to provide your control number found on the proxy card provided by such bank, broker or other nominee.

Q:	What Constitutes a Quorum?

A:
The presence of holders of a majority in voting power of the Company’s common stock issued and outstanding and entitled to vote at the Annual Meeting, in person or represented by proxy, constitute a quorum. In the absence of a quorum, a majority of our stockholders, attending the Annual Meeting or represented by proxy, will have power to adjourn the Annual Meeting.

If you vote, your shares will count toward satisfying the quorum requirement. If you return a proxy card marked “ABSTAIN” or without voting instructions, your shares of common stock will also count toward satisfying the quorum requirement. Also, in those instances where banks, brokers or other nominees who hold shares on behalf of others have returned a proxy, but could not vote the shares on particular matters without receiving voting instructions from the beneficial owners (“broker non-votes”), those shares will count toward satisfying the quorum requirement. If you own shares in street name, we encourage you to provide voting instructions to your broker, bank or other nominee. Once a share is counted as present at the Annual Meeting, it will count as present for quorum purposes throughout the Annual Meeting (including any adjournment or postponement of that meeting unless a new record date is or must be set for the adjournment or postponement).

Q:	Who Is Entitled to Vote?

A:
The Board of Directors fixed the close of business on March 28, 2016 as the record date for determining stockholders entitled to notice of and to vote at the 2016 Annual Meeting and any adjournments or postponements of the meeting. Only holders of the 22,309,615 shares of our common stock outstanding as of the close of business on March 28, 2016 can vote at the Annual Meeting. Each of these stockholders has one vote for each share of our common stock held on that date on each proposal.

Q:	How Do I Vote?

A:	If the records of our transfer agent show that you own shares in your name at the close of business on March 28, 2016, you may vote in one of the following ways:

1.
By Internet before the Annual Meeting: You may access the website at http://www.proxyvote.com to cast your vote 24 hours a day, 7 days a week. You will need your control number found on your proxy card. Follow the instructions provided to cast your vote.

2.
By telephone: If you reside in the United States, you may call (800) 690-6903 by using any touch-tone telephone, 24 hours a day, 7 days a week. Have your proxy card in hand when you call and follow the voice prompts to cast your vote.

3.	By mail: Mark, sign and date your proxy card and return it in the envelope we have included with this Proxy Statement.

4.
At the Annual Meeting: If you are a stockholder of record, you may attend the Annual Meeting and vote your shares at http://www.virtualshareholdermeeting.com/JASN2016 during the meeting. You will need your control number found on your proxy card. Follow the instructions provided to cast your vote.

If you own shares in street name, you may vote by telephone or the Internet if your bank, broker or other nominee makes those methods available, in which case your bank, broker or other nominee will provide instructions with your Proxy Statement. The telephone and Internet voting procedures will authenticate your identity, allow you to give your voting instructions and confirm that we have properly recorded your instructions. If you vote by using the Internet, you should understand that there might be costs associated with electronic access that you must bear, such as usage charges from Internet access providers and telephone companies.

Q:	What Is the Effect of Not Voting at the Annual Meeting?

A:
The consequences of not voting at the Annual Meeting will depend on how you own your shares. If the records of our transfer agent show that you own shares in your name and you do not vote, we cannot consider those shares present at the meeting and they will not count toward satisfying the quorum requirement.

If you own shares in street name and do not vote, your broker, bank or other nominee may vote your shares at the meeting. If you do not give voting instructions for your shares, your broker, bank or other nominee may or may not be able to vote your shares in its discretion depending on the proposals before the meeting. Your broker, bank or other nominee may vote your shares in its discretion on routine matters such as Proposal 3, the ratification of the selection of our independent registered public accounting firm, but may not vote your shares in its discretion on the other proposals. If you own shares in street name, we encourage you to provide voting instructions to your broker, bank or other nominee.

Q:	Can I Change My Vote After I Submit My Proxy?

A:
Yes. You can change your vote at any time before the Annual Meeting by submitting a new proxy or by providing written notice to our Secretary and voting at the Annual Meeting. Your attendance at the Annual Meeting does not in and of itself revoke your proxy.

Unless you properly revoke your proxy by submitting written notice to our Secretary, the persons you have appointed will vote your shares at the Annual Meeting. If you specify a choice by means of the proxy, the persons you have appointed will vote your shares as you specify. If you do not specify a choice, the persons you have appointed will vote your shares in accordance with the recommendations of the Board of Directors.

Q:	What Am I Voting On?

A:	You are voting on three company proposals:

Proposal 1: Election of Directors

Election of the following two directors nominated by the Board of Directors to each serve a three year term expiring at the 2019 Annual Meeting:

1.	Mitchell I. Quain; and

2.	Dr. John Rutledge.

Proposal 2: Advisory Vote to Approve the Compensation of Our Named Executive Officers

We are seeking stockholder approval, on an advisory basis, of the compensation of our named executive officers.

Proposal 3: Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. We are seeking stockholder ratification of that selection.

Q:	What Are the Board of Directors’ Recommendations?

A:	The Board of Directors recommends a vote:

FOR election of the two nominees to the Board of Directors (see Proposal 1);
FOR approval of the compensation of our named executive officers (see Proposal 2); and
FOR ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm (see Proposal 3).

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

Q:	What Vote Is Required to Approve Each Proposal?

A:
For Proposal 1, directors are elected by a plurality of all of the votes cast by holders of shares of our common stock represented in person or by proxy and entitled to vote thereon at the Annual Meeting. This means that the two nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. Broker non-votes will have no effect on the election of directors.

If a quorum is present at the Annual Meeting, the following matters require the affirmative vote of the holders of a majority of our common stock represented in person or by proxy and entitled to vote on the proposal: Proposal 2, the approval, by advisory vote, of the compensation of our named executive officers and Proposal 3, ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for fiscal year 2016. Abstentions will have the same effect as a vote “Against” these proposals, and broker non-votes will not be counted for purposes of whether Proposal 2 has been approved.

Q:	Are There Any Other Items That Are to be Acted Upon During the Annual Meeting?

A:
No. We are not aware of any other matters that you will vote on at the Annual Meeting. In addition, the deadlines have passed under Rule 14a-8 of the Securities Exchange Act of 1934 and our Bylaws for stockholders to submit their own proposals for presentation at the Annual Meeting. If other matters are properly brought before the Annual Meeting with the assent of the Board of Directors, the named proxies will vote in their discretion on these matters.

Q:	Who Will Count the Vote?

A:	Broadridge Financial Solutions, Inc. will count the vote. Chad Paris, our Vice President - Investor Relations, Financial Planning & Analysis, will serve as the inspector of the election.

Q:	Who Pays to Prepare and Solicit the Proxies?

A:
We pay the cost of soliciting the proxies relating to the Annual Meeting, except for some costs that may arise through your use of the telephone or Internet. We may request proxies in person, by telephone, Internet and facsimile, as well as through the mail. We also expect to ask banks, brokerage houses and other custodians, nominees or fiduciaries to forward proxy materials to their principals and to obtain proxies. We will reimburse these institutions for their out-of-pocket expenses.

Q:	Is the proxy statement available online?

A:
Yes, the Proxy Statement and our 2015 Annual Report on Form 10-K are available at http://www.proxyvote.com. If you access documents by using the Internet, you should understand that there might be costs associated with electronic access that you must bear, such as usage charges from Internet access providers and telephone companies.

QUESTIONS AND ANSWERS ABOUT THE COMPANY

Q:	Where Can I Find Corporate Governance Materials for Jason?

A:
The Corporate Governance page of our website at http://www.jasoninc.com contains our Corporate Governance Guidelines, our General Code of Ethics, the charters for the Audit Committee, Corporate Governance and Nominating Committee and Compensation Committee, our By-laws and a list of the members of the Board of Directors. We are not including the information available through our website as a part of this Proxy Statement. As a stockholder, you can request paper copies of the documents found on the Corporate Governance page of our website at any time by contacting our Investor Relations Department by: (a) mail at Jason Industries, Inc., Attention: Investor Relations, 411 East Wisconsin Avenue, Suite 2100, Milwaukee, Wisconsin 53202, (b) telephone at 414-277-9300 or (c) email at investors@jasoninc.com. If you access documents electronically, you should understand that there might be costs to access materials electronically that you must bear, such as usage charges from Internet access providers and telephone companies.

Q:	How May Stockholders or Other Interested Parties Contact the Members of the Board of Directors?

A:
The Corporate Governance page of our website lists the current members of the Board of Directors. Stockholders and other parties interested in communicating with Jeffry N. Quinn, the Chairman of the Board, Mitchell I. Quain, the Lead Director, or any other director may do so by writing in care of our Secretary, 411 East Wisconsin Avenue, Suite 2100, Milwaukee, Wisconsin 53202. We open and forward all mail to the director or directors specified in the communication.

Q:	How May I Recommend a Candidate to Serve on the Board of Directors?

A:
Stockholders may recommend candidates for consideration by the Corporate Governance and Nominating Committee at any time by writing to the Chairman of the committee in care of our Secretary at the above address. To enable the committee to consider a stockholder recommendation in connection with the 2017 annual meeting of stockholders, we must receive the recommendation on or before February 24, 2017. Under “Corporate Governance Principles and Board Matters—Board Committees—Corporate Governance and Nominating Committee,” we discuss the criteria that the Corporate Governance and Nominating Committee considers when identifying and recommending new candidates to serve on the Board.

PROPOSALS TO BE VOTED ON

PROPOSAL 1:
ELECTION OF DIRECTORS

Our Board is divided into three classes. Each year, the stockholders elect one class of directors for a term of three years.

The Board currently consists of seven members: two with terms that expire at the Annual Meeting (Class II Directors), three with terms that expire at the 2017 annual meeting of stockholders (Class III Directors) and two with terms that expire at the 2018 annual meeting of stockholders (Class I Directors).

Of the two director nominees that the Board of Directors has nominated, whom we identify below, all are currently Class II Directors. Both nominees have advised us that they will serve if elected.

Below, we provide the following information for each member of the Board of Directors:

•	age as of March 28, 2016;

•	principal occupations for at least the past five years;

•	the names of any other public companies where the nominee or director currently serves as a director or has served during the past five years; and

•	the particular experience, qualifications, attributes or skills that led the Board to conclude that the person should serve, or continue to serve, as a director of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING TWO NOMINEES.

Nominees of the Board of Directors for election as Class II Directors for terms expiring at the 2019 Annual Meeting:

Mitchell I. Quain, 64, has been a director of the Company since September 2015 and is a Senior Advisor to The Carlyle Group, L.P., a private investment firm. He was a Partner of One Equity Partners, a private investment firm, from 2010 through 2011. From 2006 to 2010, Mr. Quain was a Senior Director of ACI Capital Corp., a private equity firm. From 2002 to 2005, he was Chairman of the Board of Directors of Register.Com, Inc., an internet services provider, and from 1997 to 2001 he was employed with ABN AMRO, a global full service wholesale and retail bank, and its predecessors in several capabilities including Vice Chairman. Mr. Quain is currently a director of AstroNova (NASDAQ: ALOT), RBC Bearings Incorporated (NASDAQ: ROLL), Hardinge Inc. (NASDAQ: HDNG). Mr. Quain serves on the Audit and Nominating Committees of AstroNova, and serves as the Chairman of AstroNova’s Compensation Committee. He serves as a member of the Audit Committee of RBC Bearings and as a member of the Compensation and Nominating and Governance Committees of Hardinge. Previously Mr. Quain served on the Boards of Magnetek, Inc. (NASDAQ: MAG), Tecumseh Products Company (NASDAQ: TECU), DeCrane Aircraft Holdings, Inc., Handy & Harman, Heico Corporation, Mechanical Dynamics, Inc. and Titan International, Inc. Mr. Quain has a Bachelor of Science degree in electrical engineering from the University of Pennsylvania and a Master in Business Administration degree from the Harvard Business School and is a Chartered Financial Analyst.

Mr. Quain is well qualified to serve as a director due to, among his other experience, skills and qualifications, his background and experience in the manufacturing industry and his experience in public company governance.

Dr. John Rutledge, 67, has been a director of the Company since August 2013 and is the founder of Rutledge Capital, a private equity investment firm that invests in U.S. middle market manufacturing, distribution, and service companies, and has served as its Chairman since 1990. Dr. Rutledge has also served as Chief Investment Strategist for Safanad Inc., an investment firm based in New York, since its inception in 2008. He also has served as Senior Research Fellow at Claremont Graduate University since 2010, where he teaches economics and finance. Dr. Rutledge also has served as a CNBC Contributor since 2009. In addition, Dr. Rutledge is an Honorary Professor at the Chinese Academy of Sciences in Beijing and Chief Advisor for Finance and Investment to the Governor of the Haidian District in Beijing. In addition to his many advisory and Board roles, Dr. Rutledge has written for Forbes.com and TheStreet.com. He also wrote the Forbes’ Business Strategy column from 1992 to 2002. He founded Claremont Economics Institute, an economic advisory business, in 1978 and served as its Chairman from 1979 to 1991. Dr. Rutledge currently serves on the Board of Quinpario Acquisition Corp. 2 (NASDAQ: QPACU), a blank check company formed for the purpose of entering into a business combination, where he currently serves on the Audit Committee and on the Nominating Committee. Dr. Rutledge also serves on the Board of Trident USA Health Services Inc., a privately-owned medical services company. Dr. Rutledge also serves on the board of FC Compassus, LLC, a privately-owned medical services company. He also serves on the board of Pace Health Companies, LLC, a privately-owned medical services company. Dr. Rutledge has served as the director of a number of companies, including: American Standard (formerly NYSE: ASD), a manufacturer of plumbing, air conditioning, and automotive products; Earle M. Jorgensen Company (formerly NYSE: JOR), the largest independent distributor of metal products in North America; Lazard Freres Funds, a mutual fund; Amerindo Investment Fund, a mutual fund; CROM Corporation, a designer and manufacturer of pre-stressed concrete tanks; AdobeAir, a manufacturer of heating and cooling products; StairMaster, a manufacturer of fitness products; Fluidrive, a manufacturer of steerable, hydraulic axles for the agricultural and trucking industries; CST, a manufacturer of paper office products; Ellis Communications, an operator of television and radio companies; General Medical, a supplier of medical products; United Refrigeration, an operator of cold storage warehouses for the food industry; and Framed Picture Enterprise, a retailer in the framed art business. Dr. Rutledge was one of the principal architects of the Reagan economic plan in 1981 and was an adviser to the Bush White House on tax policy from 2001 to 2004. Dr. Rutledge began his career as a professor of economics at Tulane University and Claremont McKenna College. He holds a Bachelor of Arts from Lake Forest College and a Ph.D. from the University of Virginia.

Dr. Rutledge is well qualified to serve as a director due to, among his other experience, skills and qualifications, his academic background as well as his experience in public and private company governance.

Incumbent Directors Not Standing for Election at the Annual Meeting:

Class III Directors—Terms Expiring at 2017 Annual Meeting of Stockholders

Edgar G. Hotard, 72, has been a director of the Company since August 2013. Mr. Hotard has served as a Venture Partner at ARCH Venture Partners, a provider of seed / early stage venture capital for technology firms in life sciences, physical sciences and advanced materials, since 2002. He also has served as an Advisor to SIAD Macchine Impianti S.p.A. (“SMI”), a global supplier of compressors and air separation equipment, since 2010, and as Executive Chairman of SIAD Engineering (Hangzhou) Co. Ltd., the China subsidiary of SMI, since December 2012. He has served as a Senior Consultant to Warburg Pincus, a global private equity firm, since 2013. Previously, Mr. Hotard served as an Operating Partner at HAO Capital, a private equity firm based in Beijing and Hong Kong, from 2010 to 2013, Mr. Hotard served as an advisor to the Asia practice of Monitor Group, a global strategy-consulting firm, and as non-executive Chairman of Monitor Group (China), from 2000 to 2010. Prior to that, Mr. Hotard served as President and Chief Operating Officer of Praxair, Inc. (“Praxair”) (NYSE: PX), a worldwide provider of industrial gases, including atmospheric, process and specialty gases, from 1992 until his retirement in 1999. In 1992, he co-led the spin-off of Praxair from Union Carbide Corporation (formerly NYSE: UK), a commodity and specialty chemical and polymers company where he served as Corporate Vice President from 1990 to 1992. Since 2006, Mr. Hotard has served as a member of the Board of Directors of Albany International Corp. (NYSE: AIN), a global advanced materials processing company serving the paper and aerospace industry, where he currently serves as Chairman of the Audit Committee and as a member of the Governance Committee. Since 2013, Mr. Hotard has also served as a member of the Board of Directors of Baosteel Metals, Ltd., a subsidiary of Baosteel Group Co. Ltd., where he currently serves as Chairman of the Audit Committee and as a member of the Strategy Committee. Mr. Hotard also serves on the Board of Quinpario Acquisition Corp. 2 (NASDAQ: QPACU), a blank check company formed for the purpose of entering into a business combination, where he currently serves on the Audit Committee and on the Nominating Committee. Previously, he served as a member of the Board of Directors of various public companies, including Global Industries Inc. (formerly NASDAQ: GLBL), a global offshore oil and gas engineering and construction service company, from 1999 to 2011; Solutia Inc. (formerly NYSE: SOA), a performance materials specialty chemical manufacturer with global operations, from 2011 to 2012; and Shona Energy Company, Inc. (formerly TSX-V: SHO), an oil and natural gas exploration, development and production company, from 2008 to 2012. In addition, Mr. Hotard was a founding sponsor of the China Economic and Technology Alliance and a joint MBA program between Renmin University, Beijing, China and the School of Management of the State University of Buffalo, New York. Mr. Hotard earned a Bachelor of Science degree in engineering from Northwestern University.

Mr. Hotard is well qualified to serve as a director due to, among his other experience, skills and qualifications, his background in emerging markets and advanced materials manufacturing, as well as his experience in public company governance.

James E. Hyman, 57, has been a director of the Company since September 2015 and has served as President and Chief Executive Officer of Community Education Centers, a provider of offender reentry and in-prison treatment services, since January 2015. Mr. Hyman serves as a director of Camin Cargo Control, Inc. and of Grosvenor Americas. He was Chief Executive Officer and President of TestAmerica Laboratories, Inc., an analytical laboratory for environmental testing services, from 2011 until 2014, and was Chairman, President and Chief Executive Officer of Cornell Companies, Inc., an operator of correctional facilities, from 2005 until 2010. Mr. Hyman has held executive positions in the US and Europe with FTI, Starwood Hotels & Resorts Worldwide, GE Capital, McKinsey & Company and J.P. Morgan, and has previously served as a director of Mac-Gray Corporation. He also chairs the Mega-Cities Project, a not-for-profit focused on urban development issues in the world’s largest cities. Mr. Hyman received a Master of Business Administration, with distinction, from the Harvard Business School and a Bachelor of Arts, with honors, from the University of Chicago.

Mr. Hyman is well qualified to serve as a director due to, among his other experience, skills and qualifications, his experience in international business leadership.

Jeffry N. Quinn, 57, is currently our Chief Executive Officer, a director and the Chairman of our Board of Directors. Mr. Quinn served as our interim Chief Executive Officer from November 2015 until his election as Chief Executive Officer in December 2015. Prior to the Business Combination, Mr. Quinn served as President, Chief Executive Officer and Chairman of the Company from inception in May 2013 until June 30, 2014. He is also the founder, Chairman, Chief Executive Officer and Managing Member of Quinpario Partners LLC, and has served in such role since 2012. Prior to forming Quinpario Partners LLC, Mr. Quinn was President, Chief Executive Officer and Chairman of the Board of Solutia Inc. (formerly NYSE: SOA), a global specialty chemical and performance materials company. From 2004 to 2012, Mr. Quinn served as the President and Chief Executive Officer of Solutia, and served as the Chairman of the Board from 2006 to 2012. Mr. Quinn became President and Chief Executive Officer of Solutia after it had filed for bankruptcy in 2003. Over eight years as CEO of Solutia, Mr. Quinn oversaw its transformation from a domestically oriented commodity chemical company to one of the world’s leading specialty chemical firms. Solutia was sold to Eastman Chemical in 2012. Mr. Quinn joined Solutia in 2003 as Executive Vice President, Secretary, and General Counsel. In mid-2003 he added the duties of Chief Restructuring Officer to help prepare the company for its eventual filing for reorganization under Chapter 11 (Solutia emerged from bankruptcy in 2008). During his tenure at Solutia, the company completed a number of divestitures and acquisitions as it reshaped its portfolio of businesses. It also completed a number of debt and equity offerings. Prior to joining Solutia, Mr. Quinn was Executive Vice President, Chief Administrative Officer, Secretary and General Counsel for Premcor Inc. (formerly NYSE: PCO), which at the time was one of the nation’s largest independent refiners. At that time Premcor was a portfolio company of Blackstone Capital Partners, a private equity fund. As general counsel of Premcor, Mr. Quinn was involved in the company’s initial public offering and listing on the New York Stock Exchange in 2002. Premcor was eventually sold to Valero Energy Corporation (NYSE: VLO) in 2005. Prior to Premcor, Mr. Quinn was Senior Vice President-Law & Human Resources, Secretary and General Counsel for Arch Coal, Inc. (NYSE: ACI). Mr. Quinn started at Arch Coal in 1986 when it was known as Arch Mineral Corporation. He became General Counsel in 1989. For the next eleven years, Mr. Quinn was a member of the executive management team that grew Arch from a small regional coal producer to the nation’s second largest coal company. Mr. Quinn was involved in a number of mergers and acquisitions at Arch Coal as well as the company’s initial public offering in 1997. Mr. Quinn is currently a member of the Board of Directors of Tronox Limited (NYSE: TROX), a fully integrated producer and marketer of titanium ore and titanium dioxide pigment, Ferro Corporation (NYSE: FOE), a global supplier of technology-based performance materials and chemicals for manufacturers, and W.R. Grace & Co. (NYSE: GRA), a global supplier of catalysts, engineered and packaging materials and specialty construction chemicals and building materials. Mr. Quinn currently serves as Chairman of the Human Resources and Compensation Committee of Tronox, as a member of the Compensation and Strategy Committees of Ferro and as Chairman of the Compensation Committee and as a member of the Audit, Nominating and Governance and Corporate Responsibility Committees of W.R. Grace. Mr. Quinn is also the Chairman of the Board of Quinpario Acquisition Corp. 2 (NASDAQ: QPACU), a blank check company formed for the purpose of entering into a business combination. Mr. Quinn received both a Bachelor’s degree in Mining Engineering and a Juris Doctorate degree from the University of Kentucky.

Mr. Quinn is well qualified to serve as Chairman of our Board of Directors due to, among his other experience, skills and qualifications, his background in specialty chemicals and performance materials manufacturing, his mergers and acquisitions experience, and his experience in public company governance.

Class I Directors—Terms Expiring at 2018 Annual Meeting of Stockholders

James P. Heffernan, 70, has been a director of the Company since August 2013. He has served as a member of the Board of Directors of United Natural Foods, Inc. (NASDAQ: UNFI), a distributor of natural and organic foods, since 2000, and as a member of the Board of Directors of Command Security Corp. (AMEX: MOC), a provider of uniformed security officers, aviation security services, and support security services to commercial, financial, industrial, aviation, and governmental customers in the United States, since 2010. Mr. Heffernan currently serves as Lead Independent Director, Chairman of the Compensation Committee and as a member of the Audit Committee of United Natural Foods, and as Chairman of the Audit Committee and as a member of the Compensation Committee and Nominating and Corporate Governance Committee of Command Security. Previously, Mr. Heffernan served as a member of the Board of Directors of Solutia Inc. (formerly NYSE: SOA), a performance materials specialty chemical manufacturer with global operations, from 2008 until its acquisition by Eastman Chemical Co. in 2012. From 1998 to 2012, Mr. Heffernan served as Vice Chairman and as a Trustee of the New York Racing Association, the governing body for thoroughbred racing at Belmont, Aqueduct and Saratoga. Prior to that, Mr. Heffernan served as Chief Financial Officer, Chief Operating Officer and as a member of the Board of Directors of Danielson Holding Corporation, which had ownership interests in a number of insurance and trust operations, from 1990 to 1996. He also served as a member of the Board of Directors and as Chairman of the Finance Committee of Columbia Energy Group (n/k/a NiSource, Inc.) (formerly NYSE: CG), a vertically integrated gas company, from 1993 to 2000 and as a member of the Board of Directors of Baldwin Piano & Organ Co. from 2000 to 2001. Prior to that, Mr. Heffernan served as President of WHR Management Corp., as General Partner of Whitman Heffernan & Rhein Workout Funds and as President of Whitman Heffernan & Rhein & Co., Inc., an investment banking firm specializing in corporate reorganizations, from 1987 to 1996. Prior to joining WHR Management Corp., Mr. Heffernan was an attorney with the New York based law firm Anderson, Kill & Olick, PC., where he specialized in corporate reorganizations. Mr. Heffernan received a Bachelor of Arts from LeMoyne College and a Juris Doctor from Fordham University School of Law.

Mr. Heffernan is well qualified to serve as a director due to, among his other experience, skills and qualifications, his background in specialty chemicals and performance materials manufacturing, as well as his experience in public and private company governance (including his service on audit committees) and investment banking.

James M. Sullivan, 55, has been a director of the Company since June 30, 2014. He has been Executive Vice President and Chief Financial Officer of Joy Global, Inc. (NYSE: JOY), a manufacturer and servicer of high productivity mining equipment, since 2012, and has global responsibility for the company’s finances and accounting. Mr. Sullivan previously served as Chief Financial Officer of Solutia, Inc. from 2004 until its acquisition by Eastman Chemical Company in 2012. Mr. Sullivan also served as an Executive Vice President of Solutia and previously served as Senior Vice President from 2004 through 2009 and as Treasurer from 2004 through 2011. Mr. Sullivan also served as Solutia’s Vice President and Controller from 1999 through 2004. Mr. Sullivan was responsible for Solutia’s finance activities, including controllership, internal audit, investor relations, tax, treasury, risk management, credit and collections, acquisitions and divestitures and information technology. Mr. Sullivan earned a Bachelor of Science in Business Administration and Finance from St. Louis University and his Master of Business Administration from Washington University.

Mr. Sullivan is well qualified to serve as a director due to, among his other experience, skills and qualifications, his background in public company finance and accounting.

PROPOSAL 2:
ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are asking our stockholders to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in accordance with the executive compensation disclosure rules contained in Item 402 of the SEC’s Regulation S-K. The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis” section and the accompanying executive compensation tables and narrative discussion contained in this Proxy Statement. The Company asks that you support the compensation of our named executive officers as so disclosed. Because your vote is advisory, it will not be binding on the Compensation Committee, the Board or the Company. However, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, our executive compensation program is designed to attract, motivate and retain talented and experienced executives, reward executives who are critical to the Company’s success, align the interests of our executive officers and stockholders, recognize the contributions each executive makes to the Company’s success, foster a shared commitment among executives and incentivize executive officers to manage the business to meet long-range objectives. A significant portion of our executive officers’ compensation has historically been at risk, reflecting our belief that individuals should be rewarded for performance that contributes to the Company achieving its long-term and short-term strategic business objectives. In addition, the Company also seeks to reward its executive officers for operating performance, as well as the accomplishment of strategic corporate goals and personal performance goals. We believe the Company’s compensation program as a whole is well suited to promote the Company’s objectives in both the long-term and short-term.

Following our transition from a privately-held corporation, controlled by private equity owners, to a public company, we continue to believe that our executive compensation arrangements should employ a strong pay-for-performance philosophy for our entire executive team, including our named executive officers. Our compensation program is structured to place a significant portion of our executive officers’ compensation at risk through the annual cash bonus opportunities provided under our Management Incentive Compensation Plan as well as through the multi-year awards of performance- and time-based restricted stock units that cover a three year period.

We believe that our pay-for-performance philosophy accomplishes three main objectives: (1) aligns leadership and shareholders; (2) aligns leadership and company goals; and (3) attracts and retains company talent. Accordingly, the following resolution will be submitted to our stockholders for approval at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

Proxies solicited by the Board will be voted “FOR” approval of the compensation of our named executive officers unless a stockholder specifies otherwise.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 3:
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP, an independent registered public accounting firm, performed an audit of our consolidated financial statements for the fiscal year ended December 31, 2015. The Audit Committee has selected PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the 2016 fiscal year, and the Audit Committee is presenting this selection to stockholders for ratification. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

If PricewaterhouseCoopers LLP declines to act as our independent registered public accounting firm or the Audit Committee does not want to use PricewaterhouseCoopers LLP as our independent registered public accountant, the Audit Committee will appoint another independent registered public accounting firm. If the stockholders do not ratify the engagement of PricewaterhouseCoopers LLP at the Annual Meeting, then the Audit Committee will reconsider its selection of PricewaterhouseCoopers LLP.

On June 30, 2014, Rothstein Kass, our independent registered public accounting firm prior to the Business Combination, was dismissed as the Company’s independent registered public accounting firm. In connection with the closing of the Business Combination, the Audit Committee and the Board of Directors approved changing accounting firms and on July 24, 2014 the Company engaged PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for periods subsequent to the Business Combination. PricewaterhouseCoopers LLP was the independent registered public accounting firm of Holdings.

The audit report of Rothstein Kass on the balance sheet as of December 31, 2013, and the related statements of operations, changes in stockholders’ equity and cash flows of the Company for the period from May 31, 2013 (inception) to December 31, 2013 did not contain any adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. The audit report of Rothstein Kass on the financial statements for the aforementioned period did contain an explanatory paragraph disclosing the uncertainty regarding the Company’s ability to continue as a going concern.

During the period from May 31, 2013 (inception) to December 31, 2013, and in connection with the audit of the Company’s financial statements for the year ended December 31, 2013 and through the subsequent interim period ended June 30, 2014, there were no: (1) disagreements with Rothstein Kass on any matter of accounting principles or practices, financial statement disclosure or auditing scope procedure, which disagreements if not resolved to its satisfaction would have caused it to make reference to the subject matter of the disagreement in connection with its report, or (2) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the period from May 31, 2013 (inception) to December 31, 2013, and through the subsequent interim period preceding PricewaterhouseCoopers LLP’s engagement, the Company did not consult with PricewaterhouseCoopers LLP on either (1) the application of accounting principles to a specified transaction, either completed or proposed, (2) the type of audit opinion that may be rendered on the Company’s financial statements; or (3) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as defined in item 304(a)(1)(v) of Regulation S-K. In addition, PricewaterhouseCoopers LLP did not provide any written or oral advice to the Company that PricewaterhouseCoopers LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

Principal Accountant Fees and Services

The fees we incurred for services that our independent registered public accounting firms provided in each of the last two fiscal years are listed in the following table:

	2015	2014
Audit fees	$1,925,000	$2,812,000
Audit-related fees	72,000	760,000
Tax fees	48,000	70,000
All other fees	65,000	194,000
	$2,110,000	$3,836,000

Audit fees included fees for the audit of our consolidated financial statements, the audit of the Business Combination purchase accounting valuation in 2014, audits of predecessor and successor periods in 2014, quarterly interim reviews and foreign statutory audits. Audit-related fees in 2014 included transaction advisory services related to the Business Combination. Tax fees included tax advice, planning, compliance and transaction consulting and foreign tax filings. All other fees included foreign statutory compilation services as well as other permitted advisory services.

The Audit Committee charter requires that the Audit Committee pre-approve all services provided by our independent registered public accounting firm. In selecting PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016, the Audit Committee reviewed all 2015 audit services provided by PricewaterhouseCoopers LLP to make sure they were compatible with maintaining the independence of PricewaterhouseCoopers LLP. There were no additional non-audit services performed in 2014 or 2015.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

The Board of Directors and management do not intend to bring any matters before the Annual Meeting other than those to which we referred in the Notice of Annual Meeting and this Proxy Statement. If any other matters come before the Annual Meeting, the persons named on the proxy cards intend to vote the shares that stockholders have authorized those persons to vote in accordance with their judgment on those matters. To bring business before an annual meeting, a stockholder must give written notice to our Secretary before the meeting and comply with the terms and time periods that our Bylaws specify (see “Stockholder Proposals”). No stockholder has given written notice to our Secretary of a desire to bring business before the Annual Meeting in compliance with the terms and time periods that our Bylaws specify.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines that, in conjunction with the Board committee charters, establish processes and procedures to help ensure effective and responsive governance by the Board. The corporate governance guidelines also establish the Company’s policies on director orientation and continuing education and provide that the Board will be assessed on an annual basis to determine whether it and its committees are functioning effectively. In addition, the Company’s corporate governance guidelines provide that the Board have regularly scheduled meetings at which the independent directors meet in executive session without the Company’s executive officers being present. The corporate governance guidelines are available on our website at www.jasoninc.com. We are not including the information available through our website as a part of this Proxy Statement.

Independent Directors

Messrs. Heffernan, Hotard, Hyman, Quain, Sullivan and Dr. Rutledge qualify as independent directors in accordance with the listing requirements of NASDAQ. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, as further required by the NASDAQ rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Board Committees

The Board’s standing committees currently consist of an Audit Committee, Compensation Committee and a Corporate Governance and Nominating Committee. Each of the committees report to the Board as they deem appropriate and as the Board may request. The composition, duties and responsibilities of these committees are set forth below.

Audit Committee

The Audit Committee met 9 times during 2015.

The Board has adopted a written charter for the Audit Committee, which is available on our corporate website at www.jasoninc.com. The Audit Committee charter provides that the Audit Committee shall provide assistance to the Board in fulfilling its oversight responsibility relating to:

•	the integrity of our financial statements and our financial reporting process;

•	the systems of internal accounting and financial controls;

•	the performance of our internal audit function and independent auditor;

•	the independent auditor’s qualifications and independence; and

•	our compliance with legal and regulatory requirements.

The Audit Committee charter also provides that the Audit Committee shall prepare any reports that SEC rules require to be included by it in our annual proxy statement and other filings.

The Audit Committee consists of Messrs. Hotard, Rutledge and Sullivan, with Mr. Sullivan serving as the Chair. The Board has determined that Messrs. Hotard, Rutledge, and Sullivan qualify as independent directors according to the rules and regulations of the SEC with respect to audit committee membership. The Board has also determined that

Mr. Sullivan qualifies as our “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee

The Compensation Committee met 7 times during 2015.

The Board has adopted a written charter for the Compensation Committee, which is available on our corporate website at www.jasoninc.com. The Compensation Committee charter provides that the Compensation Committee’s primary purpose and responsibilities are:

•
to review and approve corporate goals and objectives relevant to the Chief Executive Officer’s compensation, to evaluate the Chief Executive Officer’s performance according to these goals and objectives and to determine and approve the Chief Executive Officer’s compensation level based on this evaluation;

•	to screen and recommend to the Board for approval individuals qualified to become Chief Executive Officer of the Company;

•
to recommend to the Board for approval total compensation for the members of the Board and to approve total compensation for senior executive officers, including oversight of all senior executive benefit plans;

•	to oversee our general incentive-compensation plans and equity-based plans; and

•	to produce a compensation committee report on executive compensation, as required by the SEC.

The Compensation Committee consists of Messrs. Heffernan, Hyman and Quain, with Mr. Heffernan serving as the Chair.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee met 6 times during 2015.

The Board has adopted a written charter for the Corporate Governance and Nominating Committee, which is available on our corporate website at www.jasoninc.com. The Corporate Governance and Nominating Committee charter provides that the Corporate Governance and Nominating Committee’s primary purpose and responsibilities are:

•
to develop and recommend qualification standards and other criteria for selecting new directors, identify individuals qualified to become Board members consistent with qualification standards and other criteria approved by the Board and recommend to the Board such individuals as nominees to the Board for its approval;

•	to oversee evaluations of the Board, individual Board members and the Board committees; and

•	to oversee our compliance with ethics policies and consider matters of corporate governance.

The Corporate Governance and Nominating Committee typically selects director candidates based on their integrity and character, sound, independent judgment, track record of accomplishment in leadership roles, as well as their professional and corporate expertise, skills and experience. Criteria that are typically considered by the Board in the selection of directors include:

•	the independence, judgment, strength of character, reputation in the business community, ethics and integrity of the individual;

•	the business or other relevant experience, skills and knowledge that the individual may have that will enable him/her to provide effective oversight of the Company’s business;

•	the fit of the individual’s skill set and personality with those of the other Board members so as to build a Board that works together effectively and constructively; and

•
the individual’s ability to devote sufficient time to carry out his or her responsibilities as a director in light of his/her occupation and the number of boards of directors of other public companies on which he or she serves.

The specific qualities and skills required of any candidate will vary depending on our specific needs at any point in time. In considering the diversity of a candidate, the Corporate Governance and Nominating Committee will consider a variety of factors including but not limited to age, gender and ethnicity.

The Corporate Governance and Nominating Committee will consider candidates that stockholders recommend. Stockholders may recommend candidates for the committee to consider by writing to the Corporate Governance and Nominating Committee in care of our Secretary, 411 East Wisconsin Avenue, Suite 2100, Milwaukee, Wisconsin 53202.

Submitting a stockholder recommendation to the Corporate Governance and Nominating Committee does not ensure that stockholders will have an opportunity to vote on the stockholder’s candidate because the committee may determine not to recommend the candidate to the full Board or the full Board may determine not to recommend the candidate to stockholders.

The Corporate Governance and Nominating Committee consists of Messrs. Hotard, Hyman and Quain with Mr. Hotard serving as the Chair.

Compensation Committee Interlocks and Insider Participation

During 2015, no officer or employee served as a member of the Company’s Compensation Committee. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Board Meetings, Attendance and Annual Meeting Attendance

The Board of Directors held 15 meetings in 2015. All directors attended at least 75% of the meetings of the Board and the committees on which they served during the periods in which they served during 2015.

Except for Mr. Quain and Mr. Hyman, each of whom was elected to the Board in September 2015, all directors attended the 2015 annual meeting of stockholders. Unless a director has a conflict in his or her schedule, we expect all directors to attend the Annual Meeting.

Leadership Structure

Mr. Quinn is our Chief Executive Officer and the Chairman of our Board of Directors. He has served as our Chief Executive Officer since December 2015 and was our Interim Chief Executive Officer from November 2015 until his election as Chief Executive Officer in December 2015. He has served as the Chairman of our Board of Directors since our inception in May 2013. As Chairman of the Board, Mr. Quinn serves as ex-officio member of each committee if not otherwise a member of the committee.

Following Mr. Quinn’s appointment as Interim Chief Executive Officer, the Board created the role of Lead Director and elected Mr. Quain to serve in that role. Mr. Quain is one of our independent directors and has served as a director of the Company since September 2015.

As Lead Director, Mr. Quain has the responsibility to: (1) preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors; (2) serve as liaison between the Chairman and the independent directors; (3) consult with the Chairman on agendas for Board meetings; (4) consult with the Chairman on information that is sent to the Board; (5) consult with the Chairman on schedules to assure that there is sufficient time for discussion of all agenda items; (6) serve as a liaison, along with the Chairman, for consultation and direct communication with major stockholders; and (7) perform such other duties as the Board or Chairman may from time to time delegate.

Our Board believes that the continuity, efficiency, and unified leadership of having a single individual act both as Chairman and Chief Executive Officer provides centralized management and direction for the Company, allowing for a single, clear focus for management to execute our business strategies. Our Board believes the number of independent, experienced directors along with the creation of the role of Lead Director will assure the appropriate level of management oversight and independence. Our Corporate Governance Guidelines provide the flexibility for the Board to modify this leadership structure as and when appropriate to best serve the Company’s needs at any particular time.

The Board’s Role in the Oversight of Risk

While the Board has the ultimate responsibility for oversight of the risk management process, various committees of the Board have a role in the oversight of risk management. In particular, the Audit Committee charter provides that the Audit Committee shall review and discuss policies and guidelines with respect to risk assessment and risk management, including the risk of fraud. The Audit Committee also discusses our major financial risk exposures and the steps management has taken to monitor and control such exposures. In addition, the Compensation Committee ensures that our compensation programs and policies are designed to mitigate compensation risk, as we describe further in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Code of Ethics

We have adopted a General Code of Ethics that applies to all of our employees, including our principal executive officer, principal financial officer and principal accounting officer. Our General Code of Ethics is available on our website at www.jasoninc.com. If we amend or grant a waiver of one or more of the provisions of our General Code of Ethics, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our General Code of Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer by posting the required information on our website at the above address. We are not including the information available through our website as a part of this Proxy Statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company entered into an Interim Services Agreement, dated as of November 8, 2015 (the “Services Agreement”), with Mr. Quinn related to his service as interim Chief Executive Officer. In connection with Mr. Quinn’s election as Chief Executive Officer, the Company entered into an amendment to the Services Agreement in January 2016. Pursuant to the Services Agreement, Mr. Quinn received a monthly fee of $100,000 through December 31, 2015, and as of January 1, 2016, Mr. Quinn receives a monthly fee of $60,708.33. In addition, commencing with the 2016 calendar year, Mr. Quinn is eligible to receive an annual cash bonus of 100% of his annual fees upon the achievement of target level performance (calculated the same way other executive bonuses are calculated). Mr. Quinn will also receive reimbursement of expenses, including reasonable temporary housing expenses (through March 31, 2016) and relocation and travel expenses, and will be reimbursed a lump sum of $75,000 to cover a portion of the costs associated with the subletting of his previous office. The Services Agreement is in effect through December 31, 2016 (and automatically renews on a month-to-month basis thereafter), unless terminated earlier pursuant to its terms.

On May 31, 2013, the Company issued 6,208,333 founder shares to Quinpario Partners I, LLC, our sponsor prior to the Business Combination (“QPI”), for an aggregate purchase price of $25,000, 75,000 of which were forfeited at the closing of our Business Combination since no extension units were required to be purchased. The founder shares are identical to the shares of common stock included in the units sold in our initial public offering (the “IPO”), except that the founder shares are subject to certain transfer restrictions, as described in more detail below. On September 22, 2014, QPI distributed all of its founder shares, IPO placement shares and IPO placement warrants to its members pursuant to an in-kind distribution for no consideration.

The initial stockholders agreed not to transfer, assign or sell any of their founder shares (except to permitted transferees) until: (i) with respect to 20% of such shares, upon consummation of the Business Combination, (ii) with respect to 20% of such shares, when the closing price of our common stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination, (iii) with respect to 20% of such shares, when the closing price of our common stock exceeds $13.50 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination, (iv) with respect to 20% of such shares, when the closing price of our common stock exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination and (v) with respect to 20% of such shares, when the closing price of our common stock exceeds $17.00 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination or earlier, in any case, if, following the Business Combination, we engage in a subsequent transaction (1) resulting in our stockholders having the right to exchange their shares for cash or other securities or (2) involving a consolidation, merger or other change in the majority of our Board of Directors or management team in which the Company is the surviving entity.

QPI, our initial stockholders and their permitted transferees that hold our founder shares, IPO placement shares and IPO placement warrants, and any shares of common stock issuable upon the exercise of the IPO placement warrants, are and will be entitled to registration rights pursuant to a registration rights agreement signed in connection with our IPO, and as amended to date. The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Business Combination.

On February 13, 2015, the Company entered into an Advisory Letter Agreement with Quinpario Partners LLC by which Quinpario Partners LLC will upon request and on behalf of the Company provide certain advisory services to the Company. Pursuant to the Advisory Letter Agreement, the Company agreed to reimburse Quinpario Partners LLC reasonable and documented out-of-pocket costs incurred in providing the advisory services and to indemnify Quinpario Partners LLC and its affiliates against losses related to or arising out of the engagement. No amounts have been paid to Quinpario Partners LLC by the Company under this agreement.

In connection with the closing of the Business Combination, we entered into an investor rights agreement (the “Investor Rights Agreement”) with JPHI Holdings Inc. (“JPHI”), a majority owned subsidiary of the Company, and the former owners and management of Holdings (collectively the “Rollover Participants”). The Investor Rights

Agreement provides that each Rollover Participant will have the option to exchange, after the consummation of the Business Combination, all or a portion of such Rollover Participant’s shares in JPHI into the same number of shares of our common stock, as adjusted for any stock splits, stock dividends and similar transactions. The Investor Rights Agreement also contains customary registration rights of our common stock.

Policies and Procedures for Related Person Transactions

Our Board has adopted a written related person transaction policy that sets forth the policies and procedures for the review and approval or ratification of transactions with related persons (as defined in paragraph (a) of Item 404 of Regulation S-K). Our policy requires that (A) any director, nominee for election as a director or officer who intends to enter into a “related person transaction” (defined as any transaction that is reportable by us under Item 404(a) of Regulation S-K in which we are or will be a participant and the amount involved exceeds $120,000 and in which any related person has or will have a direct or indirect material interest) shall disclose that intention and all material facts with respect to such transaction to the Audit Committee, and (B) any other employee of the Company who intends to cause the Company to enter into any related person transaction shall disclose that intention and all material facts with respect to the transaction to his or her superior, who shall be responsible for seeing that such information is reported to the Audit Committee. No related person transaction will be entered into without the approval or ratification of our Audit Committee or another independent body of our Board of Directors. It is our policy that directors interested in a related person transaction will recuse themselves from any such vote. Our policy does not specify the standards to be applied by our Audit Committee or another independent body of our Board of Directors in determining whether or not to approve or ratify a related person transaction and we accordingly anticipate that these determinations will be made in accordance with Delaware law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known as of March 28, 2016 regarding the beneficial ownership of our common stock by:

•	each person who is known to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

•	each of our named executive officers and directors; and

•	all current executive officers and directors of the Company as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
The beneficial ownership of our common stock is based on 22,309,615 shares of common stock issued and outstanding as of March 28, 2016. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Amount of Shares of Common Stock	Percent of Class %
Name and Address of Beneficial Owners(1)
5% or Greater Stockholders
Wynnefield Partners Small Cap Value, L.P.(2)	3,645,575	16.3%
Scopus Asset Management, L.P.(3)	2,674,101	11.1%
AQR Capital Management, LLC(4)	2,213,300	9.0%
FrontFour Capital Group LLC(5)	1,864,785	8.0%
Mario J. Gabelli/GAMCO Investors, Inc.(6)	1,814,237	8.1%
Terril Brothers, Inc. d/b/a Terril & Company(7)	1,490,571	6.5%
JMB Capital Partners Master Fund L.P.(8)	1,217,700	5.2%
Davidson Kempner Partners(9)	1,202,907	5.1%
Saw Mill Capital LLC(10)	1,193,583	5.1%
Directors and Executive Officers
Jeffry N. Quinn(11)	4,382,809	19.2%
David C. Westgate(12)	765,307	3.3%
Sarah C. Sutton	1,666	*
Stephen L. Cripe(13)	165,869	*
John J. Hengel(14)	38,731	*
David A. Cataldi(15)	103,402	*
Srivas Prasad(16)	41,366	*
James P. Heffernan	53,800	*
Edgar G. Hotard(17)	173,141	*
James E. Hyman	18,000	*
Mitchell I. Quain	65,900	*
Dr. John Rutledge(18)	117,470	*
James M. Sullivan	—	—
All current directors and executive officers as a group (13 persons)(19)	5,312,355	23.1%
*Represents less than 1%.

1	Unless otherwise noted, the business address of each of the persons and entities listed above is 411 East Wisconsin Avenue, Suite 2100, Milwaukee, Wisconsin 53202.

2
We derived the information from a Schedule 13G/A that Wynnefield Partners Small Cap Value, L.P., an investment adviser, filed with the Company and the SEC on March 8, 2016. As of March 4, 2016, Wynnefield Partners Small Cap Value, L.P. was deemed to be the beneficial owner of 1,094,253 shares and had sole voting power over 1,094,253 shares, shared voting power over zero shares, sole dispositive power over 1,094,253 shares and shared dispositive power over zero shares; Wynnefield Partners Small Cap Value, L.P. I was deemed to be the beneficial owner of 1,788,491 shares and had sole voting power over 1,788,491 shares, shared voting power over zero shares, sole dispositive power over 1,788,491 shares and shared dispositive power over zero shares; Wynnefield Small Cap Value Offshore Fund, Ltd. was deemed to be the beneficial owners of 662,831 shares and had sole voting power over 662,831 shares, shared voting power over zero shares, sole dispositive power over 662,831 shares and shared dispositive power over zero shares; Wynnefield Capital, Inc. Profit Sharing Plan was deemed to be the beneficial owner of 100,000 shares and had sole voting power over 100,000 shares, shared voting power over zero shares, sole dispositive power over 100,000 shares and shared dispositive power over zero shares; Wynnefield Capital Management, LLC was deemed to be the beneficial owner of 2,882,744 shares and had sole voting power over 2,882,744 shares, shared voting power over zero shares, sole dispositive power over 2,882,744 shares and shared dispositive power over zero shares; Wynnefield Capital, Inc. was deemed to be the beneficial owner of 662,831 shares and had sole voting power over 662,831 shares, shared voting power over zero shares, sole dispositive power over 662,831 shares and shared dispositive power over zero shares; Mr. Nelson Obus was deemed to be the beneficial owner of 3,645,575 shares and had sole voting power over 3,645,575 shares, shared voting power over zero shares, sole dispositive power over 3,645,575 shares and shared dispositive power over zero shares; and Mr. Joshua Landes was deemed to be the beneficial owner of 3,545,575 shares and had sole voting power over 3,545,575 shares, shared voting power over zero shares, sole dispositive power over 3,545,575 shares and shared dispositive power over zero shares. Messrs. Obus and Landes disclaim beneficial ownership of these shares. Percentage based on shares of common stock outstanding as of March 28, 2016. Each of the reporting persons named above have a business address of 450 Seventh Avenue, Suite 509, New York, New York 10123.

3
We derived the information from a Schedule 13G/A that Scopus Asset Management, L.P. (“SAMLP”) filed with the Company and the SEC on February 12, 2016 and a Form 13F that SAMLP filed with the SEC on February 16, 2016. Scopus Advisors, LLC (“SALLC”) is the general partner of each of Scopus Partners, L.P. (“SPLP”), Scopus Partners II, L.P. (“SPIILP”) and Scopus Vista Partners, L.P. (“SVPLP”). SAMLP is the investment advisor to each of SPLP, SPIILP, SVPLP, Scopus Fund Ltd. (“SFL”) and Scopus Vista Fund Ltd. (“SVFL”). Scopus Capital, Inc. (“SCI”) is the general partner of SAMLP. Mr. Alex Mitchell holds 100% of the ownership interest in each of SALLC and SCI. As of December 31, 2015, each of Mr. Mitchell, SCI and SAMLP were deemed to be the beneficial owners of 1,000,000 shares of common stock and 1,674,101 shares of common stock underlying warrants that are exercisable within 60 days and had sole voting power over zero shares, shared voting power over 1,000,000 shares and 1,674,101 shares underlying warrants, sole dispositive power over zero shares and shared dispositive power over 1,000,000 shares and 1,674,101 shares underlying warrants; SALLC was deemed to be the beneficial owner of 1,621,814 shares of common stock and had sole voting power over zero shares, shared voting power over 1,621,814 shares, sole dispositive power over zero shares and shared dispositive power over 1,621,814 shares; SPLP was deemed to be the beneficial owner of 99,089 shares of common stock and 157,707 shares of common stock underlying warrants that are exercisable within 60 days and had sole voting power over zero shares, shared voting power over 99,089 shares and 157,707 shares underlying warrants, sole dispositive power over zero shares and shared dispositive power over 99,089 shares and 157,707 shares underlying warrants; SPIILP was deemed to be the beneficial owner of 409,929 shares of common stock and 705,811 shares of common stock underlying warrants that are exercisable within 60 days and had sole voting power over zero shares, shared voting power over 409,929 shares and 705,811 shares underlying warrants, sole dispositive power over zero shares and shared dispositive power over 409,929 shares and 705,811 shares underlying warrants; SVPLP was deemed to be the beneficial owner of 87,817 shares of common stock and 161,461 shares of common stock underlying warrants that are exercisable within 60 days and had sole voting power over zero shares, shared voting power over 87,817 shares and 161,461 shares underlying warrants, sole dispositive power over zero shares and shared dispositive power over 87,817 shares and 161,461 shares underlying warrants; SFL was deemed to be the beneficial owner of 376,822 shares of common stock and 608,858 shares of common stock underlying warrants that are exercisable within 60 days and had sole voting power over zero shares, shared voting power over 376,822 shares and 608,858 shares underlying warrants, sole dispositive power over zero shares and shared dispositive power over 376,822 shares and 606,858 shares underlying warrants; and SVFL was deemed to be the beneficial owner of 26,243 shares of common stock and 42,364 shares of common stock underlying warrants that are exercisable within 60 days and had sole voting power over zero shares, shared voting power over 26,243 shares and 42,364 shares underlying warrants, sole dispositive power over zero shares and shared dispositive power over 26,243 shares and 42,364 shares underlying warrants. Percentage based on shares of common stock outstanding as of March 28, 2016 plus 1,674,101 shares underlying warrants. Each of the reporting persons named above have a business address of 623 Fifth Avenue, 31st Floor, New York, New York 10022.

4
We derived the information from a Schedule 13G/A that AQR Capital Management, LLC, an investment adviser, filed with the Company and the SEC on March 9, 2016. AQR Capital Management, LLC is a wholly owned subsidiary of AQR Capital Management Holdings, LLC. As of December 31, 2015, AQR Capital Management, LLC was deemed to be the beneficial owner of 2,213,300 shares underlying warrants and had sole voting power over zero shares, shared voting power over 2,213,300 shares underlying warrants, sole dispositive power over zero shares and shared dispositive power over 2,213,300 shares underlying warrants. Percentage based on shares of common stock outstanding as of March 28, 2016 plus 2,213,300 shares underlying warrants. The business address of AQR Capital Management, LLC and AQR Capital Management Holdings, LLC is Two Greenwich Plaza, Greenwich, CT 06830.

5
We derived the information from a Schedule 13G/A that FrontFour Capital Group LLC (“FrontFour Capital”) filed with the Company and the SEC on February 3, 2016. FrontFour Capital is the investment manager to FrontFour Master Fund, Ltd (“Master Fund”) and FrontFour Capital Corp. (“FrontFour Corp”) is the investment manager to FrontFour Opportunity Fund (“Canadian Fund”). Messrs. Stephen Loukas, David Lorber and Zachery George are the managing members and principal owners of FrontFour Capital and the principal owners of FrontFour Corp. As of December 31, 2015, FrontFour Capital was deemed to be the beneficial owner of 854,992 shares of common stock and 974,160 shares of common stock underlying preferred stock that is convertible within 60 days and had sole voting power over zero shares, shared voting power over 854,992 shares and 974,160 shares underlying preferred stock, sole dispositive power over zero shares and shared dispositive power over 854,992 shares and 974,160 shares underlying preferred stock; Master Fund was deemed to be the beneficial owner of 525,133 shares of common stock and 974,160 shares of common stock underlying preferred stock that is convertible within 60 days and had sole voting power over zero shares, shared voting power over 525,133 shares and 974,160 shares underlying preferred stock, sole dispositive power over zero shares and shared dispositive power over 525,133 shares and 974,160 shares underlying preferred stock; each of FrontFour Corp and Canadian Fund were deemed to be the beneficial owners of 35,633 shares of common stock and had sole voting power over zero shares, shared voting power over 35,633 shares, sole dispositive power over zero shares and shared dispositive power over 35,633 shares; and each of Messrs. Loukas, Lorber and George were deemed to be the beneficial owners of 890,625 shares of common stock and 974,160 shares of common stock underlying preferred stock that is convertible within 60 days and had sole voting power over zero shares, shared voting power over 890,625 shares and 974,160 shares underlying preferred stock, sole dispositive power over zero shares and shared dispositive power over 890,625 shares and 974,160 shares underlying preferred stock. Percentage based on shares of common stock outstanding as of March 28, 2016 plus 974,160 shares underlying preferred stock. The business address of FrontFour Capital and Messrs. Loukas, Lorber and George is 35 Mason Street, 4th Floor, Greenwich, CT 06830. The business address of Master Fund is c/o Ogier Fiduciary Services (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9007, Cayman Islands. The business address of FrontFour Corp and Canadian Fund is 140 Yonge Street, Suite 305, Toronto, ON. M5C 1X6.

6
We derived the information from a Schedule 13D/A that Gabelli Funds, LLC filed with the Company and the SEC on April 8, 2015. Each of Mr. Mario J. Gabelli and GAMCO Investors, Inc. (“GBL”) is the beneficial owner of the shares shown, which are held in investment advisory accounts of various subsidiaries of GBL, including Gabelli Funds, LLC (“Gabelli Funds”) and GAMCO Asset Management Inc. (“GAMCO”). As of April 7, 2015, Gabelli Funds was deemed to be the beneficial owner of 1,792,537 shares and had sole voting power over 1,792,537 shares, shared voting power over zero shares, sole dispositive power over 1,792,537 shares and shared dispositive power over zero shares; and GAMCO was deemed to be the beneficial owner of 21,700 shares and had sole voting power over 21,700 shares, shared voting power over zero shares, sole dispositive power over 21,700 shares and shared dispositive power over zero shares. Percentage based on shares of common stock outstanding as of March 28, 2016. Each of the reporting persons named above have a business address of One Corporate Center, Rye, New York, 10580.

7
We derived the information from a Schedule 13G/A that Terril Brothers, Inc., an investment adviser, filed with the Company and the SEC on February 11, 2016. As of December 31, 2015, Terril Brothers, Inc. was deemed to be the beneficial owner of 1,490,571 shares and had sole voting power over zero shares, shared voting power over 851,701 shares and 638,870 shares of common stock underlying warrants that are exercisable within 60 days, sole dispositive power over zero shares and shared dispositive power over 851,701 shares and 638,870 shares of common stock underlying warrants that are exercisable within 60 days. Percentage based on shares of common stock outstanding as of March 28, 2016 plus 638,870 shares underlying preferred stock. Terril Brothers, Inc. is located at 10777 Sunset Office Drive, Suite 317, St. Louis, MO 63127.

8
We derived the information from a Schedule 13G that JMB Capital Partners Master Fund L.P. (“Fund”) filed with the Company and the SEC on March 12, 2015. Jonathan Brooks is the Managing Member of Smithwood Partners, LLC (“Partners”), which is the General Partner of the Fund, and was also the controlling owner and Managing Member of Smithwood General Partner, LLC (“Smithwood GP”), which is the General Partner of Smithwood Advisers, L.P. (“Advisers”), the Fund’s investment adviser. As of December 31, 2014, each of the reporting persons were deemed to be the beneficial owners of 1,217,700 shares of common stock underlying preferred stock that is convertible within 60 days and had sole voting power over zero shares, shared voting power over 1,217,700 shares underlying preferred stock, sole investment power over zero shares and shared investment power over 1,217,700 shares underlying preferred stock. Percentage based on shares of common stock outstanding as of March 28, 2016 plus 1,217,700 shares underlying preferred stock. Each of the reporting persons named above have a business address of c/o Smithwood Advisers, L.P., 1999 Avenue of the Stars, Suite 2040, Los Angeles, CA 90067.

9
We derived the information from a Schedule 13G/A that Davidson Kempner Partners (“DKP”) filed with the Company and the SEC on February 10, 2015. M.H. Davidson & Co. GP, L.L.C. is the general partner of M. H. Davidson & Co. (“CO”). MHD Management Co. (“MHD”) is the general partner of DKP and MHD Management Co. GP, L.L.C. is the general partner of MHD. Davidson Kempner Advisers Inc. is the general partner of Davidson Kempner Institutional Partners, L.P. (“DKIP”). Davidson Kempner Capital Management LP (“DKCM”) is the investment manager to each of CO, DKP, DKIP, and Davidson Kempner International, Ltd. (“DKIL”). DKCM GP LLC is the general partner of DKCM and Messrs. Thomas L. Kempner, Jr., Timothy I. Levart, Robert J. Brivio, Jr., Eric P. Epstein, Anthony A. Yoseloff, Avram Z. Friedman, Conor Bastable, Morgan P. Blackwell, Shulamit Leviant, Patrick W. Dennis and Gabriel T. Schwartz are the managing members of DKCM. As of December 31, 2014, CO was deemed to be the beneficial owner of 4,592 shares of common stock underlying warrants that are exercisable within 60 days and had sole voting power over zero shares, shared voting power over 4,592 shares, sole investment power over zero shares and shared investment power over 4,502 shares; DKP was deemed to be the beneficial owner of 26,712 shares of common stock and 203,675 shares of common stock underlying warrants that are exercisable within 60 days and had sole voting power over zero shares, shared voting power over 26,712 shares and 203,675 shares underlying warrants, sole investment power over zero shares and shared investment power over 26,712 shares and 203,675 shares underlying warrants; DKIP was deemed to be the beneficial owner of 60,157 shares of common stock and 437,542 shares of common stock underlying warrants that are exercisable within 60 days and had sole voting power over zero shares, shared voting power over 60,157 shares and 437,542 shares underlying warrants, sole investment power over zero shares and shared investment power over 60,157 shares and 437,542 shares underlying warrants; DKIL was deemed to be the beneficial owner of 59,422 shares of common stock and 410,807 shares of common stock underlying warrants that are exercisable within 60 days and had sole voting power over zero shares, shared voting power over 59,422 shares and 410,807 shares underlying warrants, sole investment power over zero shares and shared investment power over 59,422 shares and 410,807 shares underlying warrants; and each of DKCM and Messrs. Kempner, Jr., and Brivio, Jr. were deemed to be the beneficial owners of 146,291 shares of common stock and 1,056,616 shares of common stock underlying warrants that are exercisable within 60 days and had sole voting power over zero shares, shared voting power over 146,291 shares and 1,056,616 shares underlying warrants, sole investment power over zero shares and shared investment power over 146,291 shares and 1,056,616 shares underlying warrants. Percentage based on shares of common stock outstanding as of March 28, 2016 plus 1,056,616 shares underlying warrants. Each of the reporting persons named above have a business address of c/o Davidson Kempner Partners, 65 East 55th Street, 19th Floor, New York, New York 10022.

10
We derived the information from a Schedule 13G that Saw Mill Capital LLC filed with the Company and the SEC on September 16, 2014. As of December 31, 2014, Saw Mill Capital LLC was deemed to be the beneficial owner of 1,193,583 shares of common stock and had sole voting power over zero shares, shared voting power over 1,193,583 shares, sole investment power over zero shares and shared investment power over 1,193,583 shares; Saw Mill Capital Partners, LP was deemed to be the beneficial owner of 1,183,438 shares of common stock and had sole voting power over zero shares, shared voting power over 1,183,438 shares, sole investment power over zero shares and shared investment power over 1,183,438 shares; and Saw Mill Capital Investors, LP was deemed to be the beneficial owner of 10,145 shares of common stock and had sole voting power over zero shares, shared voting power over 10,145 shares, sole investment power over zero shares and shared investment power over 10,145 shares. Reported amounts represent shares of JPHI Holdings Inc. (“JPHI”) which can be exchanged at any time at the option of the holder into the same number of shares of common stock. Percentage based on shares of common stock outstanding as of March 28, 2016 plus 1,193,583 shares of common stock that can be issued upon exchange of JPHI stock. Each of the reporting persons named above have a business address of 555 Pleasantville Road, South Building, Suite 220, Briarcliff Manor, NY 10510.

11
We derived the information from a Form 4 that Jeffry N. Quinn filed with the Company and the SEC on August 26, 2015. Includes 97,560 shares of common stock held by Jeffry N. Quinn through the Jeffry Quinn IRA; 26,207 shares of common stock and 5,000 shares of common stock underlying warrants that are exercisable within 60 days held by the Jeffry N. Quinn Family Trust uad 8/10/2012 FBO Grace Quinn; 26,206 shares of common stock and 5,000 shares of common stock underlying warrants that are exercisable within 60 days held by the Jeffry N. Quinn Family Trust uad 8/10/2012 FBO Sarah Quinn; and 3,700,285 shares of common stock and 522,551 shares of common stock underlying warrants that are exercisable within 60 days held by The Quinn Group LLC. Jeffry N. Quinn maintains control over the securities held by the Jeffry N. Quinn Revocable Trust dated July 28, 2000, as amended, the Jeffry N. Quinn Family Trust uad 8/10/2012 FBO Grace Quinn, the Jeffry N. Quinn Family Trust uad 8/10/2012 FBO Sarah Quinn and The Quinn Group LLC. Consequently, Mr. Quinn may be deemed the beneficial owner of such securities. Mr. Quinn and the other reporting persons disclaim beneficial ownership of such securities except to the extent of his or its pecuniary interest therein. Percentage based on shares of common stock outstanding as of March 28, 2016 plus 532,551 shares underlying warrants. Each of the reporting persons named above have a business address of 12935 North Forty Drive, Suite 201, St. Louis, Missouri 63141. The reported amount includes 1,130,898 shares pledged by The Quinn Group LLC as security for a credit line account.

12
Includes 657,574 shares of JPHI which can be exchanged at any time at the option of the holder into the same number of shares of common stock. Percentage based on shares of common stock outstanding as of March 28, 2016 plus 657,574 shares of common stock that can be issued upon exchange of JPHI stock. Mr. Westgate resigned from the Company on November 6, 2015.

13
Includes 155,869 shares of JPHI which can be exchanged at any time at the option of the holder into the same number of shares of common stock. Percentage based on shares of common stock outstanding as of March 28, 2016 plus 155,869 shares of common stock that can be issued upon exchange of JPHI stock. Mr. Cripe resigned as Chief Financial Officer on April 20, 2015 and retired from the Company effective May 31, 2015.

14
We derived the information from a Form 4 that John J. Hengel filed with the Company and the SEC on August 5, 2015. Includes 5,700 shares of common stock held by John J. Hengel through the John J. Hengel IRA. Includes 29,225 shares of JPHI which can be exchanged at any time at the option of the holder into the same number of shares of common stock. Percentage based on shares of common stock outstanding as of March 28, 2016 plus 29,225 shares of common stock that can be issued upon exchange of JPHI stock.

15
We derived the information from a Form 4 that David A. Cataldi filed with the Company and the SEC on August 6, 2015. Includes 4,500 shares of common stock held by the David A. Cataldi living trust dtd 10/24/2000 Revocable Trust; 10,000 shares of common stock held by the Annette M. Cataldi living trust dtd 10/24/2000 Revocable Trust. David A. Cataldi maintains control over the securities held by David A. Cataldi living trust dtd 10/24/2000 Revocable Trust and the Annette M. Cataldi living trust dtd 10/24/2000 Revocable Trust. Consequently, Mr. Cataldi may be deemed the beneficial owner of such securities. Includes 73,063 shares of JPHI which can be exchanged at any time at the option of the holder into the same number of shares of common stock. Percentage based on shares of common stock outstanding as of March 28, 2016 plus 73,063 shares of common stock that can be issued upon exchange of JPHI stock. On January 19, 2016, the Company announced that Mr. Cataldi would be leaving the Company.

16
We derived the information from a Form 4 that Srivas Prasad filed with the Company and the SEC on August 5, 2015. Includes 5,700 shares of common stock held by Srivas Prasad through the Srivas Prasad IRA. Includes 24,354 shares of JPHI which can be exchanged at any time at the option of the holder into the same number of shares of common stock. Percentage based on shares of common stock outstanding as of March 28, 2016 plus 24,354 shares of common stock that can be issued upon exchange of JPHI stock.

17
We derived the information from a Form 4 that Edgar G. Hotard filed with the Company and the SEC on August 11, 2015. Includes 12,000 shares owned by Hotard Management Trust and 86,641 shares owned by Hotard Family Interests, Ltd., including 23,000 shares of common stock underlying warrants. Percentage based on shares of common stock outstanding as of March 28, 2016 plus 23,000 shares underlying warrants. Hotard Family Interests, Ltd. has an address of P.O. Box 632266, Littleton, CO 80163. Mr. Hotard does not have voting or dispositive control over the securities owned by Hotard Family Interests, Ltd. and disclaims beneficial ownership except to the extent of his pecuniary interest.

18
We derived the information from a Form 4 that John Rutledge filed with the Company and the SEC on December 14, 2015. Includes 17,000 shares of common stock held by John Rutledge through the John Rutledge IRA. Includes 10,000 shares of common stock underlying warrants. Percentage based on shares of common stock outstanding as of March 28, 2016 plus 10,000 shares underlying warrants.

19
Does not include Messrs. Westgate, Cripe or Cataldi who no longer serve as executive officers of the Company. Percentage based on shares of common stock outstanding as of March 28, 2016 plus 940,085 shares of common stock that can be issued upon exchange of JPHI stock and 565,551 shares underlying warrants.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on a review of reports filed by our directors, executive officers and beneficial holders of 10% or more of our shares, and upon representations from those persons, all reports required to be filed during fiscal year 2015 with the SEC under Section 16(a) of the Securities Exchange Act of 1934 were timely made.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

The purpose of this compensation discussion and analysis section is to provide information about the material elements of compensation that were paid to, awarded to, or earned by, our “named executive officers,” and to explain our compensation approach, philosophy and objectives. For fiscal year 2015, our named executive officers were:

•	Jeffry N. Quinn, Chief Executive Officer;

•	David C. Westgate, former Chief Executive Officer;

•	Sarah C. Sutton, Chief Financial Officer;

•	Stephen L. Cripe, former Chief Financial Officer;

•	Srivas Prasad, Senior Vice President & General Manager - Seating & Acoustics (who during 2015 served as President, Seating Segment);

•	David A. Cataldi, former President, Acoustics Segment; and

•	John J. Hengel, Vice President of Finance

Executive Summary

We are a global industrial manufacturing company operating the following four businesses: seating, finishing, acoustics and components. Jason Incorporated was founded in 1985 and today provides critical components and manufacturing solutions to customers across a wide range of end markets, industries and geographies through a global network of 35 manufacturing facilities and 19 sales offices, warehouses and joint venture facilities throughout the United States and 14 foreign countries. The Company has embedded relationships with long standing customers, superior scale and resources and specialized capabilities to design and manufacture specialized products on which our customers rely.

We believe that we have structured our executive compensation programs to support our global Company strategy, to facilitate the achievement of our business objectives, to support our desired corporate culture and to deliver shareholder value. The following table provides a summary of our compensation program for 2015:

Compensation Program/Element	General Description	Strategic Objective of Compensation Program/Element
Base salary	Base salaries are intended to reflect relevant factors such as each individual’s responsibilities, experience, market competitiveness and prior performance.	Provides steady cash flow during the course of the fiscal year that is not contingent on short-term variations in our corporate performance.
Annual incentive program	Provides an opportunity to earn annual cash awards based on the achievement of performance objectives.	Provides incentive compensation that rewards the achievement of corporate, divisional and individual performance objectives.
Long term incentive plan in the form of restricted stock unit awards
Our long-term incentive program consists of restricted stock units, 70% of which are performance-based and tied to the achievement of certain earnings-related growth and stock price performance targets and the remainder of which time vest ratably annually over three years. During 2015, only our newly hired named executive officers received grants; our continuing named executive officers did not receive any new grants of long-term incentive awards due to the multi-year grants they had received in 2014 in connection with the Business Combination.

Provides long-term incentives in order to: (1) align leadership and shareholders; (2) align leadership and company goals; and (3) attract and retain company talent.
Other benefits
We provide the following additional benefits to our executive officers, which are generally available to all employees: health insurance, vacation, personal holidays and sick days, life insurance and supplemental life insurance, short-term and long-term disability, and a 401(k) plan with matching contributions. We also provide limited perquisites to certain named executive officers, as described below.

Provides a competitive level of health, welfare and retirement benefits.

Fiscal year 2015 brought significant changes in the Company's leadership, including a number of changes to our named executive officers. David C. Westgate, our former Chief Executive Officer, resigned in November 2015, and Jeffry N. Quinn was appointed as our Interim Chief Executive Officer in November 2015 and as Chief Executive Officer in December 2015. Stephen L. Cripe, our former Chief Financial Officer, announced his retirement in April 2015, and Sarah C. Sutton was appointed as our Chief Financial Officer in April 2015. The compensation-related changes that we made in connection with these changes are described below under “Elements of Compensation” and “Potential Payments Upon Termination or Change-in-Control.”

Compensation Philosophy and Objectives

Our compensation philosophy is guided by a number of fundamental tenets. First, we are committed to providing competitive and equitable compensation opportunities and employee benefits to our entire employee population including our executives, managers, professionals and all other employees. This commitment applies in all countries and regions of the world in which we operate. Second, we subscribe to the principles inherent in pay for performance. We link the interests of our executives to those of our shareholders by using long-term equity incentives and stock price as the determinants of equity earned by our executives. We reward individuals for sustained performance achievement and contributions to business success over the long term. Third, alongside of our competitive and equitable compensation program, we provide all employees with rewarding work, and opportunities for personal and professional growth and development.

Our executive compensation program is designed to:

•	attract, motivate and retain talented and experienced executives in our industry;

•	reward executives whose knowledge, skills and performance are critical to our success;

•	align the interests of our executive officers and shareholders by motivating executive officers to increase shareholder value and rewarding executive officers when shareholder value increases;

•	ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;

•	foster a shared commitment among executives by aligning their individual goals with the goals of the executive management team and the Company; and

•	compensate executives in a manner that motivates them to manage the business to meet long-range objectives.

Compensation Committee Procedures

The Compensation Committee is tasked with reviewing, and recommending to the Board for approval, the compensation of our executive officers, and overseeing and administering our executive compensation programs and initiatives. The Compensation Committee analyzes the performance of our executives and other competitive factors to determine the base salary, cash performance awards and grants of long-term equity incentive awards for our executives with input from our outside executive compensation advisor. The Compensation Committee meets in the first quarter of each year to review and approve the appropriate compensation levels for our executive officers. The Compensation Committee meets outside of the presence of our Chief Executive Officer when discussing appropriate compensation for our Chief Executive Officer. The Chief Executive Officer may make recommendations to the Compensation Committee concerning the compensation of the other named executive officers, but does not have input on his own compensation.

Use of Advisors

The Compensation Committee has the sole authority to engage the services of outside advisors, experts and others to assist in performing its responsibilities. For 2015, the Compensation Committee retained the services of Lyons, Benenson & Company Inc. (“LB&Co.”) as its outside executive compensation advisor. During 2015, LB&Co. did not perform any services for the Company beyond its engagement with the Compensation Committee.

Advisor Independence

Pursuant to the Compensation Committee’s Charter, if the Compensation Committee chooses to use a compensation consultant, the Compensation Committee must take into consideration specific independence factors identified in the listing standards established by NASDAQ. After review and consultation with LB&Co. and management, and consideration of the independence factors, the Compensation Committee determined that LB&Co. was independent and no conflict of interest resulted from the retention of LB&Co. during the year ended December 31, 2015.

Peer Group

The Compensation Committee worked with LB&Co. to develop a peer group, which was used for comparative market data. The peer group was constructed with input from LB&Co. and management, and was approved by our Compensation Committee. The peer group for 2015 consisted of the following 17 companies in the industrial machinery, electrical components and equipment, electronic components, construction and farm machinery and heavy trucks, and auto parts and equipment industries with revenues (as of the end of the latest fiscal year) ranging from $373 million to $1,704 million and median revenue of $900 million compared to our $708 million of revenue:

Actuant Corporation	Littelfuse, Inc.
Altra Holdings, Inc.	NN, Inc.
Barnes Group Inc.	Nordson Corporation
Blount International, Inc.	Polypore International, Inc.
CLARCOR Inc.	RBC Bearings Incorporated
Commercial Vehicle Group, Inc.	Remy International, Inc.
EnPro Industries, Inc.	Rogers Corporation
Graco Inc.	TriMas Corporation
II-VI Incorporated

The Compensation Committee set the total direct compensation opportunity (base salary, annual incentive compensation and long-term incentive compensation) for each of our executive officers after considering the positioning of the executive officer relative to the peer group and targeting the median of the peer group to the extent permitted under their employment agreements. Compensation may be higher than the median depending on performance relative to goals and objectives and individual qualifications.  The variation of actual pay relative to the market data will be dependent on the executive officer’s performance, experience, knowledge, skills, level of responsibility, potential to impact our performance and future success, and the need to retain and motivate strategic talent.

Elements of Compensation

Our executive compensation program in fiscal year 2015 consisted of:

•	base salary;

•	annual cash incentive awards linked to our overall performance, individual performance and, where applicable, to the performance of the relevant business segments;

•	long-term equity-based compensation, in the form of performance-based restricted stock units and time-based restricted stock units;

•	other executive benefits and limited perquisites; and

•	termination and change of control benefits, as set forth in employment agreements.

These elements, working in concert, formed compensation packages that we believe provided competitive pay, rewarded the achievement of financial, operational and strategic objectives and aligned the interests of our executive officers and other senior personnel with those of our shareholders.

Pay Mix

We utilized the particular elements of compensation described above because we believed that such elements provided a well-proportioned mix of secure compensation, retention value and at-risk compensation, which can produce short-term and long-term performance incentives and rewards. By following this approach, we provided our executive officers a measure of security in the minimum expected level of compensation, while motivating them to focus on business metrics that can produce a high level of short-term and long-term performance for the Company and long-term wealth creation for the executive, as well as reduce the risk of recruitment of top executive talent by competitors. We believe the mix of metrics used for our annual performance bonus and long-term incentive program provided an appropriate balance between short-term financial performance and long-term financial and stock performance.

Base Salary

Base salaries provide our executive officers with steady cash flow during the course of the fiscal year that is not contingent on short-term variations in our corporate performance. Prior to the Business Combination, base salaries were established by the the compensation committee of the board of directors of Jason Partners Holdings LLC, the seller in the Business Combination (the “Seller”), and those base salaries were unchanged for continuing executives in fiscal year 2015. Subsequent to the Business Combination, our current Compensation Committee determines base salaries, manages the base salary annual review and recommends its base salary determinations to the Board for approval. The Compensation Committee assesses relevant factors such as each individual’s responsibilities, experience, prior performance and the market rate for comparable positions in our peer group when making determinations about the appropriate base salary and any annual adjustments for our executive officers. While the Compensation Committee has discretion to determine the appropriate base salary for the named executive officers, their employment agreements have a floor below which their respective base salaries may not be reduced.

The Compensation Committee did not change any of the continuing named executive officers’ base salaries for fiscal year 2015. In connection with his appointment as our Interim Chief Executive Officer, the Committee approved a monthly fee for Mr. Quinn of $100,000 in place of the Company’s normal compensation and benefits. In connection with his appointment as our Chief Executive Officer, the Committee approved a monthly fee in the amount of $60,708, beginning January 1, 2016, plus an annual cash bonus equal to 100% of the annual fees paid to Mr. Quinn upon the achievement of target level performance. The amount of Mr. Quinn’s fees were determined as a result of negotiations with Mr. Quinn and taking into consideration the recommendations of LB&Co. The fees are payable pursuant to an Interim Services Agreement, dated as of November 8, 2015 (the “Services Agreement”), that we entered into with Mr. Quinn related to his service as Interim Chief Executive Officer and amended in connection with this appointment as Chief Executive Officer.

In connection with her appointment as our Chief Financial Officer, the Committee approved an initial base salary for Ms. Sutton of $365,000 per year. The amount of Ms. Sutton’s base salary was determined primarily with reference to the base salary of our former Chief Financial Officer, which was $369,600 and the peer group data suggesting that such a base salary would be at approximately the median level. The base salaries for our named executive officers in fiscal year 2015 ranged from approximately 80 percent of the peer group median to 128 percent of the peer group median, excluding Mr. Quinn’s fees, which were not included in our benchmarking analysis and were in place of all of our normal compensation and benefits, not just base salary. The base salaries paid to our named executive officers in fiscal year 2015 are set forth in the Summary Compensation Table below.

Annual Incentive Compensation

We provide annual cash incentive compensation in the form of annual cash bonuses designed to reward the achievement of Company, business segment and individual performance objectives. The Compensation Committee designed our Management Incentive Compensation Plan (the “Jason MIC”) in order to motivate and reward key Company personnel who contributed materially to adjusted EBITDA growth and operating cash flow generation.

For fiscal year 2015, the Compensation Committee established the target percentage amounts for the cash bonuses for each of our named executive officers other than Mr. Quinn, who was not eligible to receive an annual bonus for fiscal year 2015. The targets for the named executive officers were also set forth in their individual employment agreements. For fiscal year 2015, the target bonus levels of Messrs. Westgate, Cripe, Prasad, Cataldi and Hengel and Ms. Sutton were 125%, 100%, 60%, 100%, 40% and 60% of their fiscal year 2015 base salaries, respectively. Ms. Sutton’s bonus would be pro rated for the number of days during fiscal year 2015 she served as our Chief Financial Officer. The target level of bonus compensation for our named executive officers in fiscal year 2015 ranged from 56% of the peer group median to 186% of the peer group median.

In 2015, the performance metrics and objectives were weighted by the Compensation Committee so that the amount of an individual’s bonus was comprised of three elements: an adjusted EBITDA bonus, which comprised 70% of the target bonus, an operating cash flow bonus, which comprised 20% of the target bonus, and a discretionary portion based on the achievement of individual performance goals, which comprised 10% of the target bonus.  For Messrs. Westgate, Cripe and Hengel and Ms. Sutton, the performance goals were measured 100% on the basis of company-wide performance. For Messrs. Cataldi and Prasad, 50% of their performance goals were measured on the basis of company-wide performance and 50% were measured on the basis of the business segments for which they had primary responsibility.

The 2015 adjusted EBITDA and operating cash flow target levels were determined based on improvement factors to achieve growth and margin expansion from 2014 financial results. The target levels for adjusted EBITDA and operating cash flow applicable to our named executive officers under the Jason MIC for fiscal year 2015 were as follows:

Business	Adjusted EBITDA Target	OCF Target
Seating	$28.6 million	$22.0 million
Finishing	$26.4 million	$17.4 million
Acoustics	$27.0 million	$16.8 million
Components	$20.5 million	$15.1 million
Jason Industries	$84.0 million	$54.8 million

Adjusted EBITDA under the 2015 Jason MIC was defined as earnings before interest, taxes, depreciation and amortization, adjusted as described in our Annual Report on Form 10-K for the year ended December 31, 2015, excluding Adjusted EBITDA from the DRONCO acquisition. Operating cash flow under the 2015 Jason MIC was defined as Adjusted EBITDA less capital expenditures, plus or minus the decrease or increase in net working capital, which included accounts receivable, inventories, and accounts payable.

Adjusted EBITDA and OCF results for 2015 as a percentage of target were as follows:

Business	2015 EBITDA Target Achievement	2015 Operating Cash Flow Achievement
Seating	69.23%	68.64%
Finishing	87.88%	80.46%
Acoustics	101.85%	86.31%
Components	101.95%	97.02%
Jason Industries	93.53%	62.23%

Depending upon Company, business segment and individual achievement, an executive officer could receive up to 125% of his or her target bonus amount. For each 1% of achievement shortfall from target achievement, cash bonus payout is reduced by 8.5%, with achievement at or below 88% of target resulting in zero bonus payout. For each 1% of achievement above target, cash bonus payout is increased by 2.0%, up to a maximum bonus payout of 125% of target bonus. Based on these performance results, bonuses were earned as shown in the table below:

Name	Adjusted EBITDA Payout	OCF Payout	Total Bonus Payout as % of Target	Total Bonus Payout ($)
Sarah C. Sutton (1)	31.50%	0.00%	41.50%	$68,985
Srivas Prasad (2)	15.75%	0.00%	25.75%	$43,680
David A. Cataldi (2)	52.05%	0.00%	62.05%	$229,125
John J. Hengel	31.50%	0.00%	41.50%	$48,082

(1)	Ms. Sutton’s bonus was pro rated for her partial year of service.

(2)	Targets for business segment presidents were weighted 50% for business segment performance and 50% for Company performance.

The discretionary portion of the annual bonus based on the achievement of individual performance goals, comprising 10% of the target bonus, was earned in full by each named executive officer and is reflected in the total bonus payout amounts in the table above. Mr. Quinn is not included in the table because he was not eligible for a bonus in fiscal year 2015. Messrs. Westgate and Cripe did not receive a bonus due to their termination of employment during the year, although a portion of their severance was based on the bonus they would have been eligible for, as described below. Our bonuses are generally paid in the first quarter of the year following the bonus year.

Long-Term Equity-Based Compensation

We believe that equity-based compensation is an important component of an executive compensation program and that providing a significant portion of executive officers’ total compensation package in equity-based compensation aligns the interests of our executives with the interests of our shareholders and with our long-term corporate success by rewarding the creation of shareholder value over time. Additionally, we believe that equity-based compensation awards enable us to attract, motivate, retain and adequately compensate executive talent.

During 2015, we provided long-term equity-based compensation to our continuing named executive officers in the form of multi-year long-term equity incentive awards granted in 2014 in connection with the Business Combination, consistent with what had been previously negotiated with the executives. These equity awards, of which 70% constituted performance-based awards and 30% constituted time-based awards, had performance criteria focusing on certain earnings-related growth and stock price performance targets. Consistent with the idea that the awards would cover multiple years, we did not make any new grants of long-term equity-based awards to our continuing named executive officers.

In connection with her appointment as the Company’s Chief Financial Officer in 2015, Ms. Sutton received an equity grant pursuant to the 2014 Omnibus Incentive Plan consistent with the equity incentive awards granted to the other named executive officers following the Business Combination.

Time-Vesting Awards

We granted Ms. Sutton 52,102 time-based restricted stock units, which vest in equal installments on each of the first two anniversaries following June 30, 2015.

Adjusted EBITDA-Vesting Awards

We granted Ms. Sutton 60,785 performance-based restricted stock units, which vest based upon the achievement of an established cumulative adjusted EBITDA less capital expenditures (“CapEx”) performance target over a three-year performance period from July 1, 2014 through June 30, 2017. Distributions under these awards are payable at the end of the performance period in common stock. The total potential payouts for these awards range from no payout at an achievement level of less than 80% of the target, 50% of the units at an achievement level over 80% of the target, 100% of the units at target and 150% of the units at an achievement level at or over 120% of the target.

The performance target for cumulative adjusted EBITDA less CapEx is defined as the aggregate of the Company’s quarterly consolidated earnings before interest, taxes, depreciation and amortization, as set forth in the Company’s unaudited financial statements for the performance period, excluding capital expenditures and the impact of any event or occurrence that the Compensation Committee determines in its good-faith discretion, in consultation with the Company’s independent auditors, should be appropriately excluded or adjusted, including (i) restructurings, discontinued operations, extraordinary items or events (including acquisitions and divestitures), and other unusual or non-recurring charges (including expenses incurred with acquisitions and divestitures, and expenses associated with compensatory equity grants), (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, (iii) losses incurred as a result of any goodwill impairment, or (iv) a change in tax law or accounting standards required by U.S. generally accepted accounting principles.

Stock Price-Vesting Awards

We granted Ms. Sutton 60,785 performance-based restricted stock units, which vest upon the achievement of certain established stock price targets for the Company’s common stock during a performance period. The performance period for these awards is April 20, 2015 through June 30, 2017. The stock-price vesting restricted stock units vest in the following amounts if on any date between April 20, 2015 and June 30, 2017 the fair market value of Jason Industries, Inc.’s common stock: (i) equals or exceeds $12.00 in any 20 trading days within a 30 day period, then 25% of the stock price-vesting restricted stock units shall vest; (ii) equals or exceeds $13.50 in any 20 trading days within a 30 day period, then an additional 25% of the stock price-vesting restricted stock units shall vest; (iii) equals or exceeds $15.00 in any 20 trading days within a 30 trading day period, then an additional 25% of the stock price-vesting restricted stock units shall vest; and (iv) equals or exceeds $17.00 in any 20 trading days within a 30 trading day period, then an additional 25% of the stock price-vesting restricted stock units shall vest. Any units that have not become vested by the end of the performance period will be forfeited.

In early 2016, the Compensation Committee approved a new long-term incentive compensation program for our named executive officers, consisting of restricted stock units that will vest based on our achievement of a predetermined level of return on invested capital (“ROIC”) over the three-year performance period from 2016-2018. The Committee decided to grant these ROIC-vesting restricted stock units to focus our named executive officers on a performance metric that the Committee believes is critical to the success of our Company and to provide a retention incentive. In approving the ROIC-vesting restricted stock units, the Committee recognized that the multi-year awards granted in 2014 had been intended to cover three years, but concluded that the stock-price vesting restricted stock units had lost much of their ability to provide an incentive to award holders because the stock prices required for vesting were perceived as unlikely to be achieved during the remaining performance period

Other Executive Benefits and Perquisites

In addition to base salary, bonus and the equity opportunities described above, we provide the following benefits to our executive officers on the same basis as other eligible Company employees:

•	health insurance;

•	vacation, personal holidays and sick days;

•	life insurance and supplemental life insurance;

•	short-term and long-term disability; and

•	a 401(k) plan with matching contributions.

In addition, in 2015, we provided long-term care insurance, a car allowance and relocation assistance to certain of our named executive officers. We believe that these benefits are generally consistent with those offered by other companies and specifically with those companies with which we competed for employees.

Stock Ownership Guidelines

The Board of Directors approved Stock Ownership Guidelines in 2014. The Stock Ownership Guidelines apply to our Chief Executive Officer, Chief Financial Officer, the presidents of our business units and other officers and senior leaders who report directly to our Chief Executive Officer. Restricted stock and vested and unvested restricted stock units are counted toward satisfaction of the guidelines. The officers and senior leaders who must comply have until five years from the date the Stock Ownership Guidelines become applicable to them (June 30, 2014 or the date of hire or appointment) to accumulate the appropriate number of shares to satisfy the guidelines. As of the record date for the Annual Meeting, each of the individuals subject to the Stock Ownership Guidelines either satisfied the guidelines or had additional time to do so.

Position	Required Minimum Ownership
Chief Executive Officer	5 times base salary
Chief Financial Officer	3 times base salary
Business Unit President	3 times base salary
Other Officers and Other Senior Leaders who are direct reports of the Chief Executive Officer	1 times base salary

Clawback Policy

In March 2015, the Compensation Committee approved a clawback policy. Under the policy, each executive is required to sign an agreement that requires the executive to forfeit any unvested equity awards and to repay the proceeds from some or all of his or her compensation issued under any of our incentive compensation plans should the executive be found to have engaged in actions that are non-compliant with the General Code of Ethics or other applicable policy. A clawback review may be initiated as a result of any non-compliance and, in the event that we, through our Board of Directors or a committee thereof, determine that an executive has engaged in any of the prohibited acts covered by the policy, or any other act that would give rise to a termination for cause but not result in a financial restatement by us, we also maintain the right to seek reimbursement of any incentive compensation paid to such executive during the period of time in which he or she was engaged in such acts. For executives who are found to have engaged in any noncompliant acts and who remain in our employment, we reserve the right to reduce current year incentive compensation to redress any prior imbalance that was subsequently determined to have existed. We also maintain the right to seek reimbursement of any incentive compensation should it be determined that such incentive compensation was based on materially inaccurate performance metrics, whether or not the executive was responsible for the inaccuracy. Once final regulations are adopted by the SEC regarding the clawback requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Compensation Committee intends to revise the clawback policy as necessary to comply with the regulations.

Under the terms of the Company’s 2014 Omnibus Incentive Plan, a participant’s rights with respect to an award under the plan are subject to any right that the Company may have under any Company recoupment policy or other agreement or arrangement with a participant, or  any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under certain federal securities law provisions.

Employment Agreements

A strong, experienced management team is essential to the best interests of a company and its shareholders. A summary of each named executive officer’s employment agreement is set forth below under the heading “Potential Payments Upon Termination or Change-in-Control—Employment Agreements.”

Section 162(m) Compliance

Section 162(m) of the Internal Revenue Code limits a public company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Pursuant to Section 162(m), compensation above $1 million may be deducted only if it is “performance-based compensation” within the meaning of the Internal Revenue Code. While the Compensation Committee generally intends for payments under certain of our incentive plans to meet the criteria for tax deductibility under the provisions of the Internal Revenue Code, the Compensation Committee retains full discretion and flexibility in structuring compensation programs that are designed to attract, reward and retain successful executives, even if not fully deductible.

Compensation Risk Assessment

The Company has determined that any risks arising from our compensation programs and policies are not reasonably likely to have a material adverse effect on the Company. The Company believes our compensation programs and policies mitigate risk by combining performance-based, long-term compensation elements with payouts that are highly correlated to the value delivered to our shareholders. The combination of performance measures for annual bonuses and the equity compensation programs, stock ownership guidelines and multi-year vesting schedules for equity awards have encouraged and will encourage our executives to maintain both a short- and a long-term view with respect to performance. Further mitigating risk, the Company has adopted a clawback policy applicable to executive incentive compensation and the terms of the Company’s 2014 Omnibus Incentive Plan subject a participant's rights with respect to an award under the plan are subject to any right that the Company may have under any Company recoupment policy or other agreement or arrangement with a participant, or any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under certain federal securities law provisions.

Summary Compensation Table

Name and Principal Position (1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Jeffry N. Quinn	2015	285,208	—	—	—	59,796	345,004
Chief Executive Officer
David C. Westgate	2015	818,885	—	—	—	1,184,720	2,003,605
Former Chief Executive Officer	2014	860,232	500,000	8,394,338	214,609	11,436,068	21,405,247
	2013	826,177	2,159,131	—	1,076,689	69,088	4,131,085
Sarah C. Sutton	2015	252,692	—	905,321	68,985	28,590	1,255,588
Chief Financial Officer
Stephen L. Cripe	2015	170,585	—	—	—	589,403	759,988
Former Chief Financial Officer	2014	354,689	300,000	2,798,119	70,039	3,668,230	7,191,077
	2013	334,648	955,412	—	358,451	44,333	1,692,844
Srivas Prasad	2015	290,769	—	—	43,680	29,815	364,264
President, Seating Segment	2014	276,103	—	1,399,061	36,183	708,119	2,419,466
	2013	267,103	66,545	—	127,890	26,012	487,550
David A. Cataldi	2015	380,700	—	—	229,125	80,538	690,363
President, Acoustics Segment	2014	347,937	—	1,865,403	17,368	2,336,723	4,567,431
	2013	317,744	350,646	—	357,614	41,514	1,067,518
John J. Hengel	2015	297,208	—	—	48,082	35,935	381,225
Vice President Finance

(1)	During 2015, the following organizational changes occurred:

•
In April 2015, our former Chief Financial Officer, Mr. Cripe, announced he would retire. Ms. Sutton was named Chief Financial Officer to succeed him. Ms. Sutton’s annual base salary was $365,000 during 2015. The salary reported in the summary compensation table represents the portion of her base salary that she received from her date of hire through the end of 2015. Mr. Cripe retired effective May 31, 2015. The salary reported in the summary compensation table represents the portion of his salary that he received in 2015 through his final day of employment.

•
On November 6, 2015, our former Chief Executive Officer, Mr. Westgate, resigned. The salary reported in the summary compensation table represents the portion of his salary that he received in 2015 through his final day of employment. Mr. Quinn was named Interim Chief Executive Officer to succeed Mr. Westgate. The Company entered into the Services Agreement with Mr. Quinn related to his service as Interim Chief Executive Officer and amended the Services Agreement when Mr. Quinn was named Chief Executive Officer. In place of the Company’s normal compensation and benefits, Mr. Quinn received a monthly fee of $100,000 and reimbursement of certain expenses, including reasonable temporary housing expenses and travel expenses. The compensation reported in the summary compensation table represents the monthly fees and reimbursed personal expenses that he received from the date of his appointment through the end of 2015 as well as $101,875 in fees he received as a non-employee director prior to his appointment as Interim Chief Executive Officer.

(2)
The amounts listed in this column reflect the grant date fair value of the restricted stock unit awards computed in accordance with ASC 718. For time-vesting restricted stock units, the amount was determined by multiplying the closing price of the Company’s common stock on the grant date by the number of restricted stock units granted. For stock price-vesting restricted stock units, the amount was determined by multiplying the grant date fair value of the restricted stock unit by the total maximum number of restricted stock units granted. For restricted stock unit awards that vest based on adjusted EBITDA performance, the amount is calculated assuming a payout at target. As described above, the awards based on adjusted EBITDA performance can range from 0% to 150% of target. The grant date fair value of the adjusted EBITDA based performance awards at the maximum payout of 150% would be $702,603 for Ms. Sutton. The assumptions used to determine the valuation of the awards are discussed in Note 12 to our Consolidated Financial Statements in our Annual Report on Form 10-K.

(3)	The amounts listed in this column for 2015 include each named executive officer’s Jason MIC bonus payment with respect to fiscal year 2015, if any, which was paid in 2016.

(4)	This column includes the following amounts for 2015:

Name	Severence ($)(a)	Relocation ($)(b)	Profits Interests ($)(c)	401(k) Match ($)(d)	Life Insurance ($)(e)	Long-Term Care Insurance ($)(e)	Automobile Allowance ($)	Other Personal Benefits ($)(f)	Total All Other Compensation ($)
Jeffry N. Quinn	—	59,796	—	—	—	—	—	—	59,796
David C. Westgate	914,040	—	252,192	7,280	1,814	9,200	—	194	1,184,720
Sarah C. Sutton	—	26,582	—	—	1,814	—	—	194	28,590
Stephen L. Cripe	469,108	—	80,214	7,280	1,814	11,701	—	19,286	589,403
Srivas Prasad	—	—	14,962	7,280	1,759	5,626	—	188	29,815
David A. Cataldi	—	—	51,151	7,280	1,814	11,701	8,398	194	80,538
John J. Hengel	—	—	14,958	7,280	1,798	11,706	—	193	35,935

(a)
Represents amounts paid to Messrs. Westgate and Cripe following their separations from service, including accrued vacation payouts. The post-employment benefits Messrs. Westgate and Cripe received in connection with their separations from service are set forth below under the heading “Potential Payments Upon Termination or Change-in-Control—Executive Departures.”

(b)	Represents the reimbursement of personal relocation expenses.

(c)
The amounts listed in this column represent a payout of amounts attributable to profits interests (“Profits Interests”) in the Seller that were awarded at the time of the Business Combination or that had been previously awarded but vested due to the Business Combination.

(d)	Reflects the contributions to the Company’s 401(k) Plan made by the Company on behalf of each named executive officer.

(e)	Represents premiums paid by the Company for applicable insurance policies.

(f)	Other personal benefits include: accidental death and dismemberment premiums and tax preparation assistance provided to Mr. Cripe.

The material terms of the Company’s employment agreements with the named executive officers are set forth below under the heading “Potential Payments Upon Termination or Change-in-Control—Employment Agreements.”

Grants of Plan-Based Awards for 2015

The following table sets forth 2015 cash incentive awards under the Jason MIC and equity awards made by us to the named executive officers under the 2014 Omnibus Incentive Plan during fiscal year 2015. The threshold, target and maximum incentive award amounts shown in the table represent the amounts to be paid if Jason’s performance had met the respective levels of the applicable performance measures. The Jason MIC is more fully described under the “Elements of Compensation—Annual Incentive Compensation” section above.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date (1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jeffry N. Quinn (5)
David C. Westgate (6)
Jason MIC		—	1,132,500	1,415,625
Sarah C. Sutton
Jason MIC		—	219,000	273,750
Adjusted EBITDA-vesting RSUs	4/20/2015				30,393	60,785	91,177		468,042
Stock price-vesting RSUs
$12.00	4/20/2015				*	15,196	*		30,241
$13.50	4/20/2015				*	15,196	*		18,387
$15.00	4/20/2015				*	15,196	*		11,093
$17.00	4/20/2015				*	15,196	*		5,623
Time-vesting RSUs	4/20/2015							52,102	401,185
Stephen L. Cripe (6)
Jason MIC		—	369,600	462,000
Srivas Prasad
Jason MIC		—	168,000	210,000
David A. Cataldi
Jason MIC		—	366,600	458,250
John J. Hengel
Jason MIC		—	114,480	143,100

*	Not applicable.

(1)
Includes annual bonus grants pursuant to the Jason MIC for fiscal year 2015. The amounts in this table show the threshold, target and maximum bonus amounts payable to the named executive officers assuming the Company satisfied the relevant performance measures with respect to fiscal year 2015. The actual amounts paid in respect of 2015 are shown in the Summary Compensation Table above.

(2)
Includes adjusted EBITDA-vesting and stock price-vesting restricted stock units granted pursuant to the 2014 Omnibus Incentive Plan. With respect to these restricted stock units, the amounts in this table show the number of units that would vest for the named executive officer assuming the relevant performance measures were satisfied. With respect to the adjusted EBITDA-vesting restricted stock units, the threshold, target and maximum amounts represent the amount of units that would vest at an achievement level over 80% of the target, at or above 100% of the target and at or above 120% of the target, respectively. With respect to the stock price-vesting restricted stock units, there is no threshold or maximum and the target amounts represent the amount of units that would vest at the achievement of the applicable stock price target.

(3)	Includes time vesting restricted stock units granted pursuant to the 2014 Omnibus Incentive Plan.

(4)	The assumptions used to determine the valuation of the awards are discussed in Note 12 to our Consolidated Financial Statements in our Annual Report on Form 10-K.

(5)	Mr. Quinn did not receive any grants of plan-based awards in 2015.

(6)	Messrs. Westgate and Cripe received a pro-rated portion of their annual bonus grant pursuant to the Jason MIC for fiscal year 2015 which is shown in the Summary Compensation Table above.

The amounts in the table above do not include Profits Interests since Profits Interests are not traditional stock awards. All of the Profits Interests vested upon the consummation of the Business Combination and were paid out except for a portion held back in escrow in connection with the Business Combination.

Outstanding Equity Awards at December 31, 2015

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David C. Westgate	—	—	247,303	(3)	934,805	(3)
			364,710	(4)	1,378,604	(4)
Sarah C. Sutton	52,102	196,946	60,785	(3)	229,767	(3)
			60,785	(4)	229,767	(4)
Stephen L. Cripe	—	—	37,192	(3)	140,586	(3)
			121,570	(4)	459,535	(4)
Srivas Prasad	34,735	131,298	60,785	(3)	229,767	(3)
			60,785	(4)	229,767	(4)
David A. Cataldi	46,312	175,059	81,047	(3)	306,358	(3)
			81,047	(4)	306,358	(4)
John J. Hengel	11,578	43,765	20,262	(3)	76,590	(3)
			20,262	(4)	76,590	(4)

(1)
Includes time-vesting restricted stock units granted pursuant to the 2014 Omnibus Incentive Plan. The awards vest in equal installments on each June 30th through June 30, 2017. Mr. Quinn had no unvested restricted stock units as of December 31, 2015.

(2)	Amount is based on the aggregate number of unvested units multiplied by the $3.78 per share closing price of a share of the Company’s common stock as of the last business day of fiscal year 2015.

(3)
The amounts include the adjusted EBITDA-vesting restricted stock units granted pursuant to the 2014 Omnibus Incentive Plan. The awards vest based upon the achievement of an established cumulative adjusted EBITDA less CapEx performance target over a three-year performance period from July 1, 2014 through June 30, 2017. The amount listed above is based on the amount of units that would vest at target multiplied by the $3.78 per share closing price of a share of the Company’s common stock as of the last business day of fiscal year 2015. A pro-rated portion of Mr. Westgate’s adjusted EBITDA-vesting restricted stock units (based on the number of days served during the performance period) remain outstanding following his resignation date and are eligible to vest based on Company performance during the three-year performance period. A pro-rated portion of Mr. Cripe’s adjusted EBITDA-vesting restricted stock units (based on the number of days served during the performance period) remain outstanding following his retirement date and are eligible to vest based on Company performance during the three-year performance period.

(4)
The amounts include the stock price-vesting restricted stock units granted pursuant to the 2014 Omnibus Incentive Plan. The awards vest upon the achievement of certain established stock price targets for the Company’s common stock during a performance period ending on June 30, 2017. The amount listed above is based on the amount of units that would vest at target multiplied by the $3.78 per share closing price of a share of the Company’s common stock as of the last business day of fiscal year 2015. Mr. Westgate’s outstanding stock price-vesting restricted stock units remain outstanding and are eligible to vest for a period of one year following his resignation date (i.e., until November 6, 2016). Mr. Cripe’s outstanding stock price-vesting restricted stock units remain outstanding and are eligible to vest for a period of one year following his retirement date (i.e., until June 1, 2016).

Option Exercises and Stock Vested in 2015

The table below shows the amount realized upon the vesting of restricted stock units. Mr. Quinn had no restricted stock units vest during 2015. The Company has not granted stock options.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
David C. Westgate (3)	312,610	2,128,874
Sarah C. Sutton	—	—
Stephen L. Cripe (4)	104,204	709,629
Srivas Prasad	17,367	118,269
David A. Cataldi	23,156	157,692
John J. Hengel	5,789	39,423

(1)	Includes time-vesting restricted stock units granted pursuant to the 2014 Omnibus Incentive Plan.

(2)
Other than for Messrs. Westgate and Cripe, amount is based on the aggregate number of vested units multiplied by the $6.81 per share closing price of a share of the Company’s common stock as of June 30, 2015.

(3)
Amount for Mr. Westgate is based on the sum of the 104,203.33 units that vested on June 30, 2015 multiplied by the $6.81 per share closing price of a share of the Company’s common stock as of June 30, 2015 and the 208,406.67 units that vested upon his separation from service multiplied by the $4.03 per share closing price of a share of the Company’s common stock as of November 6, 2015.

(4)
Amount for Mr. Cripe is based on the 104,204 units that vested upon his separation from service multiplied by the $6.76 per share closing price of a share of the Company’s common stock as of May 31, 2015.

Pension Benefits

Our named executive officers do not participate in any Company-sponsored qualified or nonqualified defined benefit plans. Our Board of Directors or Compensation Committee may elect to adopt qualified or nonqualified benefit plans in the future if it determines that doing so is in our best interests.

Nonqualified Deferred Compensation

We do not sponsor any nonqualified defined contribution plans or other nonqualified deferred compensation plans. Our Board of Directors or Compensation Committee may elect to provide our executive officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Potential Payments Upon Termination or Change-in-Control

Employment Agreements

Mr. Quinn is party to the Services Agreement and does not have an employment agreement with the Company. The Services Agreement as amended provides for Mr. Quinn to serve as our Chief Executive Officer. Mr. Quinn received a monthly fee of $100,000 pursuant to the terms of the Services Agreement through December 2015. During 2016, Mr. Quinn will receive a monthly fee of $60,708. Mr. Quinn also receives reimbursement of expenses, including reasonable temporary housing expenses and travel expenses, as well as a lump sum reimbursement of $75,000 to cover a portion of the costs associated with the subletting of his previous office. Beginning in 2016, Mr. Quinn is eligible for a bonus with a target amount of 100% of his annual fees. If the Services Agreement is terminated by us other than for cause or due to our decision not to renew the Agreement, Mr. Quinn will receive any earned but unpaid bonus from the prior year and a pro rated amount of the bonus for the then-current year based on actual performance as determined after the end of such year. The Services Agreement as amended continues for an initial term ending December 31, 2016, after which it automatically renews on a month-to-month basis, unless terminated earlier pursuant its terms. During the term of the Services Agreement, Mr. Quinn will not receive director or Chairman fees under the Company’s director compensation arrangement.

Ms. Sutton’s employment agreement provides for Ms. Sutton to serve as the Company’s Chief Financial Officer. In addition, Ms. Sutton’s employment agreement provides for an annual base salary of no less than $365,000, the entitlement to customary employee benefits, an annual target bonus opportunity of 60% of base salary and a signing bonus of $150,000 (the “Signing Bonus”), which is payable in May 2016, assuming continued employment.

Mr. Prasad’s employment agreement provides for Mr. Prasad to serve as the President of the Company’s seating segment. In addition, Mr. Prasad’s employment agreement provides for an annual base salary of no less than $280,000, the entitlement to customary employee benefits, and an annual target bonus opportunity of 60% of base salary.

Mr. Cataldi’s employment agreement provides for Mr. Cataldi to serve as the President of the Company’s acoustics segment. In addition, Mr. Cataldi’s employment agreement provides for an annual base salary of no less than $366,600, the entitlement to customary employee benefits, and an annual target bonus opportunity of 100% of base salary for 2015 and 60% of base salary in subsequent years.

Mr. Hengel’s employment agreement provides for Mr. Hengel to serve as the Company’s Vice-President, Finance. In addition, Mr. Hengel’s employment agreement provides for an annual base salary of no less than $286,200, the entitlement to customary employee benefits and an annual target bonus opportunity of 40% of base salary.

The employment agreements with Messrs. Prasad, Cataldi and Hengel and Ms. Sutton each provide that in the event the executives’ employment is terminated by the Company without “cause,” the executives terminate employment pursuant to a “constructive termination” (as such terms are defined in the employment agreements) or if the Company provides a notice of non-renewal to the executives (except in the case of Ms. Sutton), subject to the execution of a release of claims and continued compliance with the restrictive covenants (as described below), in addition to their accrued benefits, (A) Ms. Sutton and Messrs. Cataldi, Prasad and Hengel will be entitled to receive the product of 1.0 (or 1.5 in the event such termination occurs within 12 months following a change in control) and the sum of (x) their base salary and (y) an amount equal to their target bonus, payable in installments over the 12 month period following their termination of employment (or payable over the 18 month period if such termination occurs within 12 months following a change in control), and (B) Ms. Sutton will be entitled to receive the Signing Bonus, if not previously paid, payable in a lump sum on the sixtieth (60th) day following termination. In addition, each executive will be entitled to receive (i) a pro rata bonus for the year of termination (except in the case of Ms. Sutton); (ii) continued health and welfare benefits ending on the first to occur of (A) 12 months or, in case such termination occurs within 12 months following a change in control, 18 months following the termination of the executives’ employment; and (B) the date they accept employment from an unaffiliated company in the case of Messrs. Cataldi, Prasad and Hengel and the date she becomes eligible for similar benefits under another employer’s plans in the case of Ms. Sutton; and (iii) outplacement services. In the event the executives’ employment is terminated due to their death or disability, they will be entitled to their base salary for three months following the date of termination plus a pro rata bonus for the year of termination, as well as, in the case of Ms. Sutton, the Signing Bonus if not previously paid.

The employment agreements with Messrs. Prasad, Cataldi and Hengel and Ms. Sutton each contain a Section 280G cutback pursuant to which, in the event any payments or benefits provided to the executives would be considered “parachute payments” as defined in Section 280G of the Internal Revenue Code, the executives would be entitled to the greater of, as determined on an after-tax basis, (i) such parachute payments or (ii) the greatest reduced amount of such parachute payments as would result in no amount of such parachute payments being subject to an excise tax pursuant to Section 280G.

In addition, the named executive officer employment agreements provide for (i) general restrictions on the disclosure of confidential information, (ii) an inventions assignment covenant, and (iii) an agreement that the executives will not compete with the Company or solicit the Company’s employees, customers or business during the executives’ employment and for a period of (A) 12 months thereafter in the case of Ms. Sutton or (B) 12 months thereafter or, for the period of 18 months thereafter if they are receiving the enhanced change in control severance benefits described above in the case of Messrs. Prasad, Cataldi and Hengel.

Further, the employment agreements with Ms. Sutton and Messrs. Prasad, Cataldi and Hengel contain an agreement between the executives and the Company that during their employment and for a period of two years thereafter the executives will not disparage the Company.

2014 Omnibus Incentive Plan

Awards granted under the 2014 Omnibus Incentive Plan are generally subject to forfeiture upon termination of employment prior to vesting, subject in some cases to early vesting or continued eligibility for vesting upon specified events, including death, permanent disability or retirement of the grantee or a change in control of the Company. Generally, under the 2014 Omnibus Plan the Compensation Committee has the ability to accelerate the vesting of awards.

In connection with a change in control, as defined in the 2014 Omnibus Incentive Plan, the Compensation Committee may accelerate vesting of outstanding awards under the 2014 Omnibus Incentive Plan. In addition, such awards may be, in the discretion of the Compensation Committee, (1) assumed, continued or substituted by the acquiring or surviving entity in accordance with applicable law; (2) purchased by the Company for an amount equal to the excess of the price of a share of our common stock paid in a change in control over the exercise price of the awards; or (3) canceled if the price of a share of our common stock paid in a change in control is less than the exercise price of the award. The Compensation Committee may also provide for accelerated vesting or lapse of restrictions of an award at any time.

Executive Departures

On June 1, 2015, our former Chief Financial Officer, Mr. Cripe, retired. On April 6, 2015, the Company entered into certain arrangements with Mr. Cripe in connection with his retirement, conditioned upon Mr. Cripe signing a waiver and release of all claims arising from his employment with the Company. In addition to benefits accrued, but not paid, as of Mr. Cripe’s retirement date, he will receive $1,108,800, which is equal to 1.5 times the total of his base salary and target bonus for fiscal 2015, to be paid as follows: (i) six months after the date of his retirement he will receive a lump sum payment of $369,600; (ii) thereafter, the remainder will be paid in equal bi-weekly installments for a period of twelve months. These payments are equal to the amounts payable as a result of a termination without cause pursuant to his employment agreement. The Company will pay the employer portion of Mr. Cripe’s health insurance, and he will also receive the continuation of life insurance benefits, long-term disability, long-term care and accidental death and dismemberment insurance, for the shorter of 18 months or until he becomes eligible for such benefits under another plan. Mr. Cripe is subject to post-employment restrictive covenants.

Mr. Cripe’s outstanding restricted stock units were treated as follows: (i) all 104,204 time-vesting restricted stock units vested upon his retirement; (ii) all 121,570 stock price-vesting restricted stock units will remain outstanding and will continue to be eligible to vest for a period of one year following his retirement date; and (iii) a pro-rated portion of his adjusted EBITDA-vesting RSUs (based on the number days served during the performance period) will remain outstanding and will be eligible to vest based on Company performance during the three-year performance period. In total, 104,204 units vested upon his separation from service.

On November 6, 2015, our former Chief Executive Officer, Mr. Westgate, resigned. On November 10, 2015, the Company entered into a General Release with Mr. Westgate in connection with his resignation. In the General Release, Mr. Westgate agreed to a waiver and release of all claims arising from his employment with the Company and the Company agreed that in addition to benefits accrued, but not paid, as of his resignation date, he will receive $4,077,000, which is equal to two (2) times the total of his base salary and target bonus for fiscal 2015, to be paid in monthly installments for a period of twelve (12) months following his resignation, and he also received a pro rata bonus amount equal to $182,271, paid in a cash lump sum within sixty days of his resignation. These payments are equal to the amounts payable as a result of a termination without cause pursuant to his employment agreement. The Company will pay the employer portion of Mr. Westgate’s health insurance, and he will also receive the continuation of life insurance benefits, long-term disability, long-term care and accidental death and dismemberment insurance, for the shorter of 18 months or until he becomes eligible for such benefits under another plan. Mr. Westgate is subject to post-employment restrictive covenants.

Mr. Westgate’s outstanding restricted stock units were treated as follows: (i) all time-vesting restricted stock units vested upon his resignation; (ii) all stock price-vesting RSUs will remain outstanding and will continue to be eligible to vest for a period of one year following his resignation date; and (iii) a pro-rated portion of his adjusted EBITDA-vesting RSUs (based on the number days served during the performance period) will remain outstanding and will be eligible to vest based on Company performance during the three-year performance period. In total, 208,407 units vested upon his separation from service.

Potential Payments Upon Termination

The following table sets forth quantitative estimates of each of our currently employed named executive officer’s severance payments and benefits upon a termination without “cause” or if the executive terminates employment pursuant to a “constructive termination” (as such terms are defined in the employment agreements with Messrs. Prasad, Cataldi and Hengel and Ms. Sutton) or if the executive is provided with a notice of non-renewal in the case of Messrs. Prasad, Cataldi and Hengel (collectively a “Qualifying Termination”). The amounts below reflect potential severance payments and benefits pursuant to the employment agreements with each named executive officer, assuming the executive experienced a Qualifying Termination from the Company on December 31, 2015. In addition to these payments and benefits, each executive is entitled to a 90 day look forward period in regard to the accelerated change in control vesting provisions of his restricted stock units. The post-employment benefits Messrs. Westgate and Cripe received in connection with the termination of their employment with the Company is provided above under the heading “Executive Departures.”

Name	Cash Severance Benefits ($)(1)	Continued Health Care Benefits ($)	Outplacement Services ($)	Continuation of Certain Insurance Benefits and Perquisites ($)(2)	Early Vesting of Restricted Stock Units ($)(3)	Total ($)
Jeffry N. Quinn (4)	—	—	—	—	—	—
Sarah C. Sutton	734,000	16,973	8,900	2,009	196,946	958,828
Srivas Prasad	448,000	16,973	8,900	7,501	131,298	612,672
David A. Cataldi	733,200	16,973	8,900	13,709	175,059	947,841
John J. Hengel	416,091	16,973	8,900	13,696	43,765	499,425

(1)
This column includes the severance based on base salary and target bonus for each executive’s applicable “severance period” (as described above under “Employment Agreements”), as well as the Signing Bonus in the case of Ms. Sutton.

(2)	This column includes the estimated value of the continuation of life insurance benefits, long-term disability, long-term care and accidental death and dismemberment insurance.

(3)
These amounts represent the value of the unvested restricted stock units held by the executive officer, which become vested upon a termination without “cause” or if the executive terminates employment pursuant to a “constructive termination”, based on our closing stock price on December 31, 2015, of $3.78. The stock price-vesting restricted stock units are not included in this column. Under the terms of the award, those units remain outstanding and eligible to vest for the shorter of (x) a period of one year following the date of termination and (y) the third anniversary of the June 30, 2014 grant date in accordance with the achievement of the vesting conditions set forth in the award agreement. The adjusted EBITDA-vesting restricted stock units are also not included above. Under the terms of the award, a pro rata portion remain outstanding and eligible to vest (calculated based on the number of days from the grant date to the termination date divided by the number days in the performance period) subject to achievement of the performance goal.

(4)
Mr. Quinn does not have an employment agreement with the Company and, as of December 31, 2015, the Services Agreement did not entitle him to any severance or other benefits upon termination. In January 2016, as described above under “Employment Agreements,” the Services Agreement was amended to provide for potential payment of a pro rata bonus upon a termination without cause or non-renewal.

Potential Payments Upon a Qualifying Termination in connection with a Change-in-Control

The following table sets forth quantitative estimates of each of our currently employed named executive officer’s severance payments and benefits upon a termination without “cause” or if the executive terminates employment pursuant to a “constructive termination” (as such terms are defined in the employment agreements with Messrs. Prasad, Cataldi and Hengel and Ms. Sutton) or if the executive is provided with a notice of non-renewal in the case of Messrs. Prasad, Cataldi and Hengel, in each case within the 12 months following a change in control of the Company (collectively a “Change in Control Qualifying Termination”). The amounts below reflect potential severance payments and benefits pursuant to the employment agreements with each named executive officer, assuming the executive experienced a Change in Control Qualifying Termination on December 31, 2015. In addition to these payments and benefits, each executive is entitled to a 90 day look forward period in regard to the accelerated change in control vesting provisions of his restricted stock units. The post-employment benefits Messrs. Westgate and Cripe received in connection with the termination of their employment with the Company is provided above under the heading “Executive Departures.”

Name	Cash Severance Benefits ($)(1)	Continued Health Care Benefits ($)	Outplacement Services ($)	Continuation of Certain Insurance Benefits and Perquisites ($)(2)	Early Vesting of Restricted Stock Units ($)(3)	Total ($)
Jeffry N. Quinn (4)	—	—	—	—	—	—
Sarah C. Sutton	1,026,000	25,459	8,900	3,013	196,946	1,260,318
Srivas Prasad	672,000	25,459	8,900	11,252	131,298	848,909
David A. Cataldi	1,099,800	25,459	8,900	20,564	175,059	1,329,782
John J. Hengel	624,136	25,459	8,900	20,544	43,765	722,804

(1)
This column includes the severance based on base salary and target bonus for each executive’s applicable “severance period” (as described above under “Employment Agreements”), as well as the Signing Bonus in the case of Ms. Sutton.

(2)	This column includes the estimated value of the continuation of life insurance benefits, long-term disability, long-term care and accidental death and dismemberment insurance

(3)
These amounts represent the value of all of the unvested restricted stock units held by the executive officer, which become vested upon a change of control, based on our closing stock price on December 31, 2015, of $3.78.

(4)
Mr. Quinn does not have an employment agreement with the Company and, as of December 31, 2015, the Services Agreement did not entitle him to any severance or other benefits upon termination. In January 2016, as described above under “Employment Agreements,” the Services Agreement was amended to provide for potential payment of a pro rata bonus upon a termination without cause or non-renewal.

Director Compensation

The Board of Directors approved the director compensation arrangement on June 30, 2014, upon completion of the Business Combination. Directors who are not employees receive an annual retainer fee of $50,000. The Chairman receives an additional $50,000 for his service as the Chairman of the Board. The Chairs of the Audit Committee and the Compensation Committee each receive an additional $15,000 annual retainer fee and the other members of those committees receive an additional $7,500 annual retainer fee in recognition of their committee service. The Chair of the Corporate Governance and Nominating Committee receives an additional $7,500 annual retainer fee and the other members of the committee receive an additional $3,750 annual retainer fee in recognition of their committee service. Directors who are our employees do not receive any special compensation for their service as directors.

In November 2015, the Company entered into the Services Agreement with Mr. Quinn related to his service as Interim Chief Executive Officer and an amendment in January 2016 in connection with Mr. Quinn’s appointment as Chief Executive Officer. Mr. Quinn received a monthly fee of $100,000 pursuant to the terms of the Services Agreement through December 2015. During 2016, Mr. Quinn will receive a monthly fee of $60,708. Mr. Quinn also receives reimbursement of expenses, including reasonable temporary housing expenses and travel expenses. The Services Agreement as amended continues for an initial term ending December 31, 2016, after which it automatically renews on a month-to-month basis, unless terminated earlier pursuant its terms. During the term of the Services Agreement, Mr. Quinn will not receive director or Chairman fees under the Company’s director compensation arrangement.

Directors who are not employees also receive an annual equity grant valued at $100,000 in the form of restricted stock units to further align the interests of outside directors with shareholders. Mr. Quinn elected not to receive the restricted stock unit award for 2015.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
James P. Heffernan	65,000	95,007	160,007
Edgar G. Hotard	58,438	95,007	153,445
James E. Hyman (3)	16,667	78,487	95,154
Robert H. Jenkins (4)	68,750	95,007	163,757
Vincent L. Martin (4)	53,750	95,007	148,757
Mitchell I. Quain (3)	16,667	78,487	95,154
Jeffry N. Quinn	101,875	—	101,875
Dr. John Rutledge	57,500	95,007	152,507
James F. Stern (4)	57,500	95,007	152,507
James M. Sullivan	65,000	95,007	160,007

(1)	The amount reported above is the grant date fair value of the award.

(2)
Restricted stock unit awards of 14,707 units (15,888 in the case of Messrs. Hyman and Quain) vest on the first anniversary of the date of grant. Delivery of the shares underlying the restricted stock units would be deferred until the six-month anniversary of the conclusion of a director’s service on the Board.

(3)	Messrs. Hyman and Quain received a pro-rated equity grant valued at $83,333.

(4)	Messrs. Jenkins, Martin and Stern resigned during November 2015.

(5)	Mr. Quinn’s fees are also shown as base salary in the Summary Compensation Table.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that appears in this Proxy Statement. Based on such review and discussions, the Compensation Committee recommended to the Board that we include the Compensation Discussion and Analysis in this Proxy Statement.

Compensation Committee
James P. Heffernan, Chair
James E. Hyman
Mitchell I. Quain

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter that is available on our website at www.jasoninc.com. The Audit Committee’s specific responsibilities are summarized under “Corporate Governance Principles and Board Matters—Board Committees—Audit Committee.”

Management, the independent registered public accounting firm (“Independent Auditor”) and the Audit Committee each have different roles and responsibilities with respect to our financial statements and internal control over financial reporting. Management is responsible for the preparation, presentation and integrity of our consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of our system of internal control. Our Independent Auditor is responsible for performing an independent audit of our consolidated financial statements and for expressing an opinion, based on the results of their audit, on whether the consolidated financial statements are fairly presented in all material respects, in conformity with accounting principles generally accepted in the United States. The Audit Committee is responsible for overseeing the conduct of these activities and appointing our Independent Auditor. The Audit Committee relies on the expertise and knowledge of management, the internal auditors and the Independent Auditor in carrying out its oversight responsibilities, including with respect to information provided and representations made to it by management and on the report on our consolidated financial statements that it receives from our Independent Auditor.

Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has reviewed and discussed the financial statements with management and the Independent Auditor. The Audit Committee discussed with the Independent Auditor the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301 (Communication with Audit Committees). This review included a discussion of the quality of the Company’s accounting principles, the selection of and modification to significant accounting policies, the reasonableness of estimates, and the disclosures in the Company’s financial statements and the notes thereto.

The Audit Committee has received the written disclosures and the letter from the Independent Auditor required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) and the Audit Committee discussed with the Independent Auditor that firm’s independence. These disclosures and discussion informed the Audit Committee of any relationships between PricewaterhouseCoopers LLP, the Independent Auditor, or any of its affiliates and the Company or any persons in financial reporting oversight roles for the Company in order to assist the Audit Committee in evaluating PricewaterhouseCoopers LLP’s independence.

Based upon the Audit Committee’s discussions with management and the Independent Auditor and the Audit Committee’s review of the audited financial statements and the representations of management and the report of the Independent Auditor to the Audit Committee, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Audit Committee
James M. Sullivan, Chair
Edgar G. Hotard
Dr. John Rutledge

STOCKHOLDER PROPOSALS

If a stockholder intends to present a proposal at the 2017 annual meeting of stockholders and desires to have us include that proposal in our proxy materials for that meeting under Rule 14a-8 under the Securities Exchange Act of 1934, then the stockholder must ensure that we receive the proposal by December 14, 2016.

A stockholder who otherwise intends to present business at the 2017 annual meeting of stockholders must comply with the requirements set forth in our Bylaws. Our Bylaws state that a stockholder must give written notice that complies with the Bylaws to our Secretary not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting.

Since the Annual Meeting will be held on May 25, 2016, we must receive notice of a proposal for stockholders to consider at the 2017 annual meeting of stockholders that a stockholder submits other than pursuant to Rule 14a-8 between January 25, 2017 and February 24, 2017.

If we receive the notice after February 24, 2017, then we will consider the notice untimely and we will not have an obligation to present the proposal at the 2017 annual meeting of stockholders. If the Board chooses to present a proposal that a stockholder submits other than under Rule 14a-8 at the 2017 annual meeting of stockholders, then the persons named in the proxies that the Board requests for the 2017 annual meeting of stockholders may exercise discretionary voting power with respect to the proposal.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Pursuant to the rules of the SEC, services that deliver our communications to stockholders that hold their stock through a broker, bank or other nominee may deliver to multiple stockholders sharing the same address a single copy of our Annual Report and Proxy Statement. We will deliver promptly, if you request orally or in writing, a separate copy of the Annual Report and Proxy Statement to any stockholder at the same address. If you wish to receive a separate copy of the Annual Report and Proxy Statement, then you may contact our Investor Relations Department by: (a) mail at Jason Industries, Inc., Attention: Investor Relations, 411 East Wisconsin Avenue, Suite 2100, Milwaukee, Wisconsin 53202, (b) telephone at 414-277-9300 or (c) email at investors@jasoninc.com. You can also contact your broker, bank or other nominee to make a similar request. Stockholders sharing an address who now receive multiple copies of our Annual report and Proxy statement may request delivery of a single copy by contacting us as we indicate above, or by contacting their broker, bank or other nominee, so long as the broker, bank or other nominee has elected to household proxy materials.

By Order of the Board of Directors,
Jason Industries, Inc.

Thomas L. Doerr, Jr. Vice President, General Counsel and Secretary
Milwaukee, Wisconsin
April 13, 2016

JASON

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/JASN2016**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E01616-P75973 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JASON INDUSTRIES, INC

The Board of Directors recommends you vote FOR all the nominees listed in Proposal 1

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Mitchell I. Quain
02) Dr. John Rutledge

	For	Against	Abstain
The Board of Directors recommends you vote FOR Proposal 2			
2. Advisory vote to approve the compensation of the Company's Named Executive Officers	☐	☐	☐
The Board of Directors recommends you vote FOR Proposal 3			
3. Ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal 2016	☐	☐	☐

For address changes, please check this box and write them on the back where indicated ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders will be held via the Internet at

www.virtualshareholdermeeting.com/JASN2016

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

E01617-P75973

JASON INDUSTRIES, INC
Annual Meeting of Stockholders
May 25, 2016 10:00 A.M., Central Daylight Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Jeffry N. Quinn and Thomas L. Doerr, Jr., and each of them, as proxies for the undersigned, with full power of substitution and resubstitution, to act and vote all the shares of common stock of Jason Industries, Inc. held of record by the undersigned as of the close of business on March 28, 2016 at the Annual Meeting of Stockholders of Jason Industries, Inc. to be held via the Internet at www.virtualshareholdermeeting.com/JASN2016 on May 25, 2016 at 10:00 A.M., Central Daylight Time, and at any adjournment or postponement of the meeting (the "Meeting"), hereby revoking any proxy previously given.

The Board of Directors recommends a vote: (I) FOR election of the nominees to the Board of Directors named in the Proxy Statement (Proposal 1); (II) FOR approval of the compensation of the Company's named executive officers (Proposal 2); and (III) FOR ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm (Proposal 3).

The shares represented by this Proxy Card shall be voted as specified, and in the discretion of Messrs. Quinn and Doerr upon any other matter that may properly come before the Meeting. If no specification is made, the shares shall be voted as recommended by the Board of Directors.

Address Changes: ____

____

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side